Exhibit 10.1

WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT
This Waiver and Fourth Amendment to Credit Agreement (“Agreement”), dated as of December 27, 2024 (the “Effective Date”), is entered into by and among Direct Digital Holdings, Inc., a Delaware corporation (“DDH Holdings”), Direct Digital Holdings, LLC, a Texas limited liability company (“Direct Digital”), Colossus Media, LLC, a Delaware limited liability company (“Colossus”), Huddled Masses LLC, a Delaware limited liability company (“HM”), Orange142, LLC, a Delaware limited liability company (“Orange” and together with DDH Holdings, Direct Digital, Colossus and HM, “Borrowers” and each individually a “Borrower”), and East West Bank, a California state bank (“Lender”).
RECITALS:
WHEREAS, Borrowers and Lender entered into that certain Credit Agreement dated as of July 7, 2023, as amended by that certain First Amendment to Credit Agreement dated as of August 17, 2023, as further amended by that certain Second Amendment to Credit Agreement dated as of November 27, 2023, and as further amended by that certain Third Amendment to Credit Agreement dated as of October 15, 2024 (the “Existing Credit Agreement”; the Existing Credit Agreement as may be further amended, supplemented or otherwise modified from time to time, including by this Agreement, the “Credit Agreement”);
WHEREAS, certain Events of Default have occurred and are continuing under (a) Section 10.01(b) of the Existing Credit Agreement due to the failure of the Obligated Parties to maintained minimum EBITDA of not less than $5,000,000 for the twelve-month period ended September 30, 2024 as required under Section 9.04 of the Existing Credit Agreement, (b) Section 10.01(o) of the Existing Credit Agreement as a result of the occurrence of Events of Default under the Term Loan Agreement due to the failure of the Obligated Parties to maintain minimum EBITDA of not less than $5,000,000 for the four (4) Fiscal Quarters (as defined in the Term Loan Agreement) ended September 30, 2024, and (c) the breach of the representation and warranty in Section 6.02 of the Existing Credit Agreement as a result of the foregoing (such Events of Default, the “Existing Events of Default”);
WHEREAS, Lender is willing to waive the Existing Events of Default and amend the Existing Credit Agreement, subject to the terms and conditions set forth below;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:
1.Same Terms. The terms used in this Agreement shall have the same meanings as provided therefor in the Credit Agreement, unless the context hereof otherwise requires or provides.
2.Amendments to Existing Credit Agreement.
(a)Borrowers and Lender hereby agree that, upon the satisfaction or waiver of the conditions precedent set forth in Section 7, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ and ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text and double-underlined text) as set forth in the Credit Agreement attached as Annex A hereto.
(b)Exhibit B to the Credit Agreement, Compliance Certificate, is replaced in its entirety by the Exhibit B attached hereto as Annex B to this Agreement.
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3.Waiver. Subject to the terms and conditions set forth herein, Lender hereby waives (i) the Existing Events of Default, and (ii) the payment of interest at the Default Interest Rate in connection with the Existing Events of Default. The waiver pursuant to this Section 3 is limited to its express terms. The execution, delivery and effectiveness of the waiver set forth herein shall not operate as a waiver of any other right, power or remedy of the parties to the Credit Agreement or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein. The execution, delivery and effectiveness of this waiver shall not imply in any manner that a similar waiver would be agreed to by Lender with respect to any future Default, Event of Default, breach or default under the Credit Agreement, and Lender expressly reserves the right to exercise all of its rights, powers, privileges and remedies authorized or permitted under the Credit Agreement or any other Loan Document, or available at law, equity or otherwise, in connection with any such future Default, Event of Default, breach or default. No consent described herein shall be construed as establishing a course of conduct on the part of Lender upon which the Obligated Parties may rely at any time in the future. Each Obligated Party expressly waives any right to assert any claim to such effect at any time.
4.Ratification. Except as expressly provided herein, each Borrower hereby (a) ratifies the Obligations and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the other Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Agreement; (b) ratifies and confirms that the security instruments executed by each Borrower, as amended hereby, are not released, diminished, impaired, reduced, or otherwise adversely affected by the Credit Agreement and continue to secure the full payment and performance of the Obligations pursuant to their terms; (c) acknowledges the continuing existence and priority of the Liens granted, conveyed, and assigned to Lender, under the security instruments; and (d) agrees that the Obligations include, without limitation, the Obligations (after giving effect to this Agreement). Except as expressly provided herein, nothing in this Agreement extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of Lender created by or contained in any of such documents nor is any Borrower released from any covenant, warranty or obligation created by or contained therein.
5.Representations and Warranties. Each Borrower hereby represents and warrants to Lender that (a) after giving effect to this Agreement, all representations and warranties in the Loan Documents are true and correct in all material respects except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (b) after giving effect to this Agreement, no Event of Default exists.
6.Other Agreements. Each Borrower (a) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional pledges, and other agreements, documents, instruments, and certificates as Lender may reasonably deem necessary or appropriate in order to preserve and protect the Collateral granted by such Borrower pursuant to the security instruments executed by such Borrower; and (b) represents and warrants to Lender that such liability and obligation may reasonably be expected to directly or indirectly benefit each Borrower.
7.Conditions to Effectiveness. The transactions contemplated by this Agreement shall be deemed to be effective as of the Effective Date, when the following have been satisfied in a manner satisfactory to Lender:
(a)all representations and warranties set forth in this Agreement are true and correct in all material respects as set forth in Section 5 above;
(b)Lender receives a fully executed copy of this Agreement;
(c)Lender receives payment of the reasonable and documented out-of-pocket fees and expenses of Lender’s counsel incurred in connection with this Agreement in immediately available funds to the extent invoiced on or prior to the date hereof;
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(d)the representations and warranties set forth in the Loan Documents (after giving effect to this Agreement) are true and correct in all material respects (without duplication of any materiality standards set forth therein), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date or the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement;
(e)Lender receives a Certificate certified by a Responsible Officer from Borrowers, in form and substance reasonably acceptable to Lender, attaching resolutions from the appropriate governing body of Borrowers which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and such other items and documents as Lender shall reasonably request;
(f)Lender receives a copy of an amendment to the Term Loan Agreement reasonably acceptable to Lender pursuant to which, among other things, Term Loan Lender consents to the form and substance of this Agreement in accordance with Section 6.1 of the Intercreditor Agreement;
(g)after giving effect to this Agreement, no Default or Event of Default exists under the Credit Agreement; and
(h)Lender receives, in immediately available funds, a principal payment on the outstanding balance of the Revolving Credit Note equal to $5,000,000.
8.Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.
9.References to the Credit Agreement. Upon the effectiveness of this Agreement, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Agreement, and (b) each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Agreement.
10.Effect. This Agreement is one of the Loan Documents. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement, or (b) to prejudice any right or rights which the Lender now has or may have in the future under or in connection with the Credit Agreement, as amended hereby, or any of the other documents referred to herein or therein.
11.RELEASE. EACH OBLIGATED PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY OF THE INDEBTEDNESS EVIDENCED BY THE CREDIT AGREEMENT AND ANY OTHER LOAN DOCUMENT OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. EACH OBLIGATED PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER AND ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY (INCLUDING WITHOUT LIMITATION, CLAIMS OF FRAUD, DURESS, MISTAKE, TORTIOUS INTERFERENCE, USURY, BREACH OF FIDUCIARY DUTY, BREACH OF DUTY OF FAIR DEALING, BREACH OF CONFIDENCE,
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BREACH OF FUNDING COMMITMENT, UNDUE INFLUENCE, NEGLIGENCE OR FRAUD IN RATES AND METHODS USED TO COMPUTE INTEREST, DECEPTIVE TRADE PRACTICE OR THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT), ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH EACH OBLIGATED PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDER AND ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY CREDIT ACCOMMODATIONS FROM, OR ANY CREDIT EXTENSION MADE UNDER, THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.
12.ENTIRE AGREEMENT; GOVERNING LAW. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.
THIS AGREEMENT AND ANY CONTROVERSY, DISPUTE, CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY BREACH HEREOF, OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW.

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IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.
BORROWERS:
DIRECT DIGITAL HOLDINGS, INC.

By:    /s/ Keith W. Smith
Name: Keith W. Smith
Title: President

DIRECT DIGITAL HOLDINGS, LLC

By:    /s/ Keith W. Smith
Name: Keith W. Smith
Title: President

COLOSSUS MEDIA, LLC

By:    /s/ Keith W. Smith
Name: Keith W. Smith
Title: President

HUDDLED MASSES LLC

By:    /s/ Keith W. Smith
Name: Keith W. Smith
Title: President

ORANGE142, LLC

By:    /s/ Keith W. Smith
Name: Keith W. Smith
Title: President

Signature Page to
Waiver and Fourth Amendment to Credit Agreement

EAST WEST BANK,
a California state bank

By:    /s/ Hamilton LaRoe
Name: Hamilton LaRoe
Title: Senior Vice President

Signature Page to
Waiver and Fourth Amendment to Credit Agreement

ANNEX A
[Attached]

Waiver and Fourth Amendment to Credit Agreement

Annex A to ~~Third~~Waiver and Fourth Amendment dated as of ~~October 15~~December 27, 2024

CREDIT AGREEMENT
by and among
DIRECT DIGITAL HOLDINGS, INC.
DIRECT DIGITAL HOLDINGS, LLC
COLOSSUS MEDIA, LLC
HUDDLED MASSES LLC
ORANGE142, LLC
and
EAST WEST BANK

Dated as of July 7, 2023

TABLE OF CONTENTS
Page
ARTICLE I. DEFINITIONS    1
1.01    Definitions    1
1.02    Accounting Matters    19
1.03    Other Definitional Provisions    19
ARTICLE II. ADVANCES    20
2.01    Advances    20
2.02    General Provisions Regarding Interest, Etc    21
2.03    Unused Facility Fee    22
2.04    Use of Proceeds    22
2.05    Late Charges    22
2.06    Funding Loss    22
2.07    Uncommitted Increase in Commitment    23
2.08    Letters of Credit    23
ARTICLE III. PAYMENTS    24
3.01    Method of Payment    24
3.02    Prepayments    24
ARTICLE IV. SECURITY    25
4.01    Collateral    25
4.02    Setoff    25
ARTICLE V. CONDITIONS PRECEDENT    25
5.01    Initial Extension of Credit    25
5.02    All Extensions of Credit    27
ARTICLE VI. REPRESENTATIONS AND WARRANTIES    27
6.01    Corporate Existence    27
6.02    Financial Statements, Etc    28
6.03    Action; No Breach    28
6.04    Operation of Business    28
6.05    Litigation and Judgments    28
6.06    Rights in Properties; Liens    28
6.07    Enforceability    29
6.08    Approvals    29
6.09    Taxes    29
6.10    Use of Proceeds; Margin Securities    29
6.11    ERISA    29
6.12    Disclosure    29
6.13    Subsidiaries, Ventures, Etc    30
6.14    Agreements    30
6.15    Compliance with Laws    30
6.16    Regulated Entities    30
6.17    Environmental Matters    30
6.18    Intellectual Property    31
6.19    Foreign Assets Control Regulations and Anti-Money Laundering    31
6.20    Patriot Act    32
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6.21    Solvency    32
6.22    Anti-Corruption Laws    32
6.23    Beneficial Ownership Regulation    32
ARTICLE VII. AFFIRMATIVE COVENANTS    32
7.01    Reporting Requirements    32
7.02    Maintenance of Existence; Conduct of Business    34
7.03    Maintenance of Properties    34
7.04    Taxes and Claims    34
7.05    Insurance    34
7.06    Inspection Rights    35
7.07    Keeping Books and Records    35
7.08    Compliance with Laws    35
7.09    Compliance with Agreements    35
7.10    Further Assurances    35
7.11    ERISA    35
7.12    Depository Relationship    35
7.13    Subsidiaries    36
7.14    Keepwell    36
7.15    Deposit Account Control Agreements    36
ARTICLE VIII. NEGATIVE COVENANTS    36
8.01    Debt    36
8.02    Limitation on Liens    37
8.03    Mergers, Etc    37
8.04    Restricted Payments    37
8.05    Loans and Investments    38
8.06    Limitation on Issuance of Equity    38
8.07    Transactions with Affiliates    38
8.08    Disposition of Assets    39
8.09    Sale and Leaseback    39
8.10    Nature of Business    39
8.11    Environmental Protection    39
8.12    Accounting    39
8.13    No Negative Pledge    39
8.14    Subsidiaries    39
8.15    Hedge Agreements    39
8.16    OFAC    39
8.17    Payments under Term Loan Agreement    40
ARTICLE IX. FINANCIAL COVENANTS    40
9.01    Fixed Charge Coverage Ratio    40
9.02    Total Funded Debt to EBITDA Ratio    40
9.03    Liquid Assets    40
9.04    Minimum EBITDA    40
ARTICLE X. DEFAULT    41
10.01    Events of Default    41
10.02    Remedies Upon Default    43
10.03    Performance by Lender    43
10.04    Equity    43
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10.05    Cash Collateral    43
ARTICLE XI. MISCELLANEOUS    43
11.01    Expenses    43
11.02    INDEMNIFICATION    44
11.03    Limitation of Liability    45
11.04    No Duty    46
11.05    Lender Not Fiduciary    46
11.06    Equitable Relief    46
11.07    No Waiver; Cumulative Remedies    46
11.08    Successors and Assigns    46
11.09    Survival    46
11.10    ENTIRE AGREEMENT; AMENDMENT    46
11.11    Notices    46
11.12    Governing Law; Venue; Service of Process    47
11.13    Counterparts    47
11.14    Severability    47
11.15    Headings    48
11.16    Participations, Etc    48
11.17    Construction    48
11.18    Independence of Covenants    48
11.19    WAIVER OF JURY TRIAL    48
11.20    Additional Interest Provision    48
11.21    Ceiling Election    49
11.22    USA Patriot Act Notice    49
11.23    Confidentiality    50
11.24    Intercreditor Legend.    50

SCHEDULES
6.13    Subsidiaries, Ventures, Etc.
6.18    Intellectual Property
8.01    Existing Debt
8.02    Existing Liens
8.05    Existing Investments
EXHIBITS
A.    Eligible Account Report    1.01
B.    Compliance Certificate    1.01
C.    Revolving Credit Note    2.01

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CREDIT AGREEMENT
THIS CREDIT AGREEMENT (this “Agreement”), dated as of July 7, 2023 (the “Closing Date”) is by and among Direct Digital Holdings, Inc., a Delaware corporation (“DDH Holdings”), Direct Digital Holdings, LLC, a Texas limited liability company (“Direct Digital”), Colossus Media, LLC, a Delaware limited liability company (“Colossus”), Huddled Masses LLC, a Delaware limited liability company (“HM”), Orange142, LLC, a Delaware limited liability company (“Orange” and together with DDH Holdings, Direct Digital, Colossus and HM, “Borrowers” and each individually a “Borrower”), and East West Bank, a California state bank (“Lender”).
RECITALS:
Borrowers have requested that Lender extend credit to Borrowers as described in this Agreement. Lender is willing to make such credit available to Borrowers upon and subject to the provisions, terms and conditions hereinafter set forth.
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
Article I.
DEFINITIONS
1.01Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Article I or in the provision, section or recital referred to below:
“Acquisition” means the acquisition by any Person of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a business unit or line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person, and (ii) whether in one transaction or a series of related transactions.
“Advance” means an advance by Lender to Borrowers pursuant to Article II.
“Advance Request Form” means a certificate, in a form approved by Lender, properly completed and signed by Borrowers requesting a Revolving Credit Advance.
“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question; provided, however, in no event shall Lender be deemed an Affiliate of Borrowers, any of their Affiliates or the Subsidiaries.
“Agreement” has the meaning set forth in the Introductory Paragraph hereto, as the same may, from time to time, be amended, modified, restated, renewed, waived, supplemented, or otherwise changed, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially in form and substance satisfactory to Lender.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.
“Borrowers” means the Persons identified as such in the Introductory Paragraph hereof, and their successors and assigns, and “Borrower” means any one of the Borrowers.
“Business Day” means any day other than a Saturday or a Sunday or any day on which commercial banks in Los Angeles, California, are authorized or required to close.
“Capital Expenditure” shall mean any expenditure by a Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to (a) or (b) above.
“Cash and Cash Equivalents” shall mean, with respect to any Person, an unrestricted or unencumbered (A) cash and (B) any of the following: (x) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States; (y) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof which, at the time of acquisition, has one of the two highest ratings obtainable from any two of S&P Global Ratings, Moody’s Investors Service, Inc. or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Lender) and is not listed for possible down-grade in any publication of any of the foregoing rating services; (z) domestic certificates of deposit or domestic time deposits or repurchase agreements issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000.00, which commercial bank has a rating of at least either “AA” or such comparable rating from S&P Global Ratings or Moody’s Investors Service, Inc., respectively; (aa) money market funds having assets under management in excess of $1,000,000,000.00; (bb) any unrestricted stock, shares, certificates, bonds, debentures, notes or other instrument which constitutes a “security” under the Security Act of 1993, which are freely tradable on any nationally recognized securities exchange and are not otherwise encumbered by such transferee; (cc) lines of credit; (dd) unfunded, but unconditionally committed and unencumbered capital commitments of the direct or indirect members or limited partners of such Person (or, to the extent encumbered by a subscription facility (or the like), such capital commitments, less any amounts drawn and outstanding under a subscription facility (or the like)) or such other assets or properties as Lender may (in its sole discretion) deem acceptable as evidenced by Lender’s written confirmation, excluding any and all retirement accounts and deferred profit-sharing accounts. To constitute “Cash and Cash Equivalents” the foregoing items described in (A) and (B) above must be: (i) owned solely in the name of such Person or its wholly owned direct or indirect subsidiaries, as set forth on such Person’s balance sheet (and not jointly with any other person or entity) in a non-margin account identified as being owned by solely in the name of such Person or its wholly owned direct or indirect subsidiaries, as set forth on such Person’s balance sheet; and (ii) free and clear of any lien, security interest, assignment, right of setoff or other encumbrance of any kind except Permitted Liens hereof.

“Cash Flow Available for Debt Service” means, for Borrowers and the Subsidiaries, on a Consolidated Basis, for any period, (a) EBITDA, minus (b) cash taxes paid or payable or Permitted Tax Distributions made during such period, minus (c) all Capital Expenditures not financed with Debt for borrowed money permitted hereunder during such period, minus (d) distributions.
“Change in Control” shall mean:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than Direct Digital Management, LLC or its Control Affiliates shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the voting power of the total outstanding Equity Interests of DDH Holdings entitled to vote for members of the board of directors or equivalent governing body of DDH Holdings on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or
(b)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of DDH Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination for election to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination for election at least a majority of that board or equivalent governing body or (iii) whose election or nomination for election to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, in each case with respect to clauses (i), (ii) and (iii), as a result of hostile proxy contest; or
(c)the occurrence of any event (whether in one or more transactions) which results in DDH Holdings, Direct Digital Management, LLC and its Control Affiliates, collectively, failing to own, directly or indirectly, legally and beneficially (free and clear of Liens, other than Permitted Liens), 100% of the Equity Interests (on a fully diluted basis) of Direct Digital;
(d)except as otherwise permitted by Section 8.03 or Section 8.08, the occurrence of any event (whether in one or more transactions) which results in Direct Digital failing to own, directly or indirectly, legally and beneficially (free and clear of Liens, other than Permitted Liens), 100% of the Equity Interests (on a fully diluted basis) of each of its Subsidiaries.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.
“Collateral” means all property and assets granted as collateral security for the Obligations, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest or Hedge Agreement whatsoever, whether created by law, contract, or otherwise.

“Commitment” means the obligation of Lender to make Revolving Credit Advances pursuant to Section 2.01 in an aggregate principal amount up to but not exceeding ~~Ten~~Five Million Dollars ($~~10,000,000~~5,000,000), subject to termination pursuant to Section 10.02.
“Commitment Fee” means Fifty Thousand and No/100 Dollars ($50,000).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), and any successor statute.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit B attached hereto, prepared by and executed by an officer of Borrowers.
“Conforming Changes” has the meaning specified in Section 2.02(b).
“Consolidated Basis” shall mean, with respect to DDH Holdings and its Subsidiaries as the context may require, the consolidation in accordance with GAAP of the accounts and other items of DDH Holdings and its Subsidiaries, it being understood that any reference to Borrowers and their Subsidiaries in any financial definitions or calculations herein shall be deemed to refer to DDH Holdings and its Subsidiaries.
“Constituent Documents” means (i) in the case of a corporation, its articles or certificate of incorporation and bylaws; (ii) in the case of a general partnership, its partnership agreement and certificate of formation or other instrument filed in connection with its formation; (iii) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (iv) in the case of a trust, its trust agreement; (v) in the case of a joint venture, its joint venture agreement; (vi) in the case of a limited liability company, its articles of organization and operating agreement or regulations; and (vii) in the case of any other entity, its organizational and governance documents and agreements.
“Control” the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Affiliate” shall mean, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Debt” means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days, (d) all Finance Lease Obligations of such Person, (e) all Debt or other obligations of others Guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person, (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person, (i) any liability under a sale and leaseback transaction that is not a Finance Lease Obligation, (j) any obligation under any so-called “synthetic leases”, (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person, (l) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments, (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan, and (n) all obligations of such Person in respect of Disqualified Equity Interests. The term “Debt” shall exclude obligations under an operating lease.
“Debt Service” means, for any Person as of any date of determination, the sum of (a) all regularly scheduled principal payments that are paid in cash with respect of all Debt, (b) all interest expense that is paid in cash with respect to all Debt, (c) payments with respect to Finance Lease Obligations, and (d) all other regularly scheduled payments, in each case, for such Person during the trailing twelve-month period ending on the date of determination.
“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.
“Default Interest Rate” means a rate per annum equal to the Loan Rate plus five percent (5%), but in no event in excess of the Maximum Lawful Rate.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Direct Digital Management” means Direct Digital Management, LLC, a Delaware limited liability company.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Advances and all other Obligations that are accrued and payable and the termination of the Commitment), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Obligated Party or any Subsidiary of an Obligated Party or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by any Obligated Party or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Dollars” and “$” mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States of America.
“EBITDA” means, for any period, for DDH Holdings and its Subsidiaries on a Consolidated Basis, an amount equal to (a) Net Income for such period plus, (b) to the extent deducted in determining such Net Income, the sum, without duplication, of (i) Interest Expense during such period, (ii) all federal, state, local and/or foreign income taxes payable by DDH Holdings and its Subsidiaries during such period, (iii) depreciation expenses of DDH Holdings and its Subsidiaries during such period, (iv) amortization expenses of DDH Holdings and its Subsidiaries during such period, (v) any non-cash loss or expense resulting from any impairment charge or asset write-off or write-down related to intangible assets, long-lived assets and other assets that occurs during such period, (vi) one-time loss associated with debt refinancing, (vii) without duplication, non-recurring actual, documented legal or consulting expenses or retention bonuses paid in an amount up to $750,000 during any 12 month period, (viii) any cash payments (including all premiums) made with respect to the Key Executive Policies required pursuant to Section 4.21 of the Term Loan Agreement, (ix) reasonable and documented one-time, non-recurring severance and retention expenses in an aggregate amount not to exceed $750,000 for employees and management of the Borrowers, in each case to the extent paid on or before June 30, 2024, (x) with respect to the fiscal year ended on December 31, 2023, accounting, audit, auditor and/or legal costs and expenses associated with any audits, regulatory compliance, investigations, remediation of audit financings, and the implementation of required changes as a result of audit outcomes or the change in auditor due to the resignation and replacement of the Borrowers’ Accountants, provided that such add-backs shall not exceed $1,500,000 with respect to such fiscal year, (xi) any amounts paid out to employees in stock, including the 2023 bonus accrual which the compensation committee of the board of directors of DDH Holdings approved to pay out in stock in February 2024, (xii) the gross amount of the profit on the disputed short-pay which impacted December 2023 income in the amount up to a total of $1,781,000 and (xiii) any amounts paid to publishers associated with the disputed short pay when recorded as expense in the financial statements up to a total of $8,800,000 minus (c) any extraordinary, non-recurring and/or non-cash gains or income during such period as reported in the monthly and annual financials of DDH Holdings and its Subsidiaries.
“Eligible Account Report” means, as of any date of preparation, a certificate setting forth the Eligible Accounts (in a form acceptable to Lender in substantially the form of Exhibit A attached hereto) prepared by and certified by a Responsible Officer of Borrower.
“Eligible Accounts” means, at any time, all accounts receivable of Borrowers and their Subsidiaries that are Guarantors created in the ordinary course of business that are acceptable to Lender in its Permitted Discretion and satisfy the following conditions:
(a)The account complies with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;
(b)The account has not been outstanding for more than ninety (90) days past the original date of invoice;
(c)The account does not represent a commission and the account was created in connection with (i) the sale of goods by a Borrower or a Subsidiary in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the account debtor, or (ii) the performance of services by a Borrower or a

Subsidiary in the ordinary course of business and such services have been completed and accepted by the account debtor;
(d)The account arises from an enforceable contract, the performance of which has been completed by a Borrower or a Subsidiary;
(e)The account does not arise from the sale of any good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis;
(f)A Borrower or a Subsidiary has good and indefeasible title to the account and the account is not subject to any Lien except Liens in favor of Lender and Term Loan Lender;
(g)The account does not arise out of a contract with or order from, an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by a Borrower or a Subsidiary to Lender in and to such account;
(h)The account is not subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment;
(i)The account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;
(j)The account is not evidenced by chattel paper or an instrument;
(k)No default exists under the account by any party thereto beyond any applicable notice and cure period;
(l)The account debtor has not returned or refused to retain, or otherwise notified a Borrower or a Subsidiary of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the account arose;
(m)The account is not owed by an Affiliate, employee, officer, director or shareholder of any Borrower or a Subsidiary;
(n)The account is payable in Dollars by the account debtor;
(o)The account is not owed by an account debtor whose accounts Lender in its Permitted Discretion has chosen to exclude from Eligible Accounts;
(p)Except with respect to BidSwitch GmbH, the account shall be ineligible if the account debtor is domiciled in any country other than the United States of America and/or Canada;
(q)The account shall be ineligible if more than twenty-five percent (25%) of the aggregate balances then outstanding on accounts owed by such account debtor and its Affiliates to any Borrower or a Subsidiary are more than ninety (90) days past the dates of their original invoices;
(r)The account shall be ineligible if the account debtor is the United States of America or any department, agency, or instrumentality thereof, and the Federal Assignment of Claims Act of 1940, as amended, shall not have been complied with;
(s)Except with respect to BidSwitch GmbH, the account shall be ineligible to the extent the aggregate of all accounts owed by the account debtor and its Affiliates to which the account relates exceeds twenty-five percent (25%) of all accounts owed by all of Borrower’s and its Subsidiaries’ account debtors; and
(t)The Account is otherwise acceptable in the Permitted Discretion of Lender; provided that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its Permitted Discretion.
The amount of the Eligible Accounts owed by an account debtor to Borrower or a Subsidiary shall be reduced by the amount of all “contra accounts” and other obligations owed by Borrower or a Subsidiary to such account debtor.
“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Clean Water Act, 33 U.S.C. §1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., as the same may be amended or supplemented from time to time.
“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.
“Equity Cure” means the cash contributions made to Direct Digital in immediately available funds by one or more holders of Equity Interests therein as additional common equity contributions to Direct Digital (that do not constitute Disqualified Equity Interests) and which are designated an “Equity Cure” by Direct Digital under Section 10.04 at the time contributed.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.
“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower or is under common control (within the meaning of Section 414(c) of the Code) with any Borrower.
“Event of Default” has the meaning specified in Section 10.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Account” means any deposit account (including, for the avoidance of doubt, any cash, cash equivalents or other property contained therein): (i) solely to the extent, and for so long as, such deposit account is pledged to secure performance of obligations arising under clause (vi) of the defined term “Permitted Liens”, and whether such pledge is by escrow or otherwise, in all cases with a balance no greater than such obligations under clause (vi) of the defined term “Permitted Liens”; (ii) used exclusively for payroll, payroll taxes and other employee wage and benefit payments with a balance no greater than such payroll, payroll taxes and other employee wage and benefit payments obligations that are to be paid within any two-week period; (iii) constituting a “zero balance” deposit account; or (iv) consisting of a disbursement account established with a payment processor to process vendor payments so long as the average monthly balance in such account does not exceed $250,000 at any one time.
“Excluded Hedge Obligation” means, with respect to any Obligated Party, any Hedge Obligations if, and to the extent that, all or a portion of such Obligated Party’s Guarantee of (whether such Guarantee arises pursuant to a Guaranty, by such Obligated Party’s being jointly and severally liable for such Hedge Obligations, or otherwise (any such Guarantee, an “Applicable Guarantee”)), or the grant by such Obligated Party of a security interest to secure, such Hedge Obligations (or any Applicable Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligated Party’s failure for any reason not to constitute an Eligible Contract Participant (as defined in the Commodity Exchange Act), and any and all Guarantees of such Obligated Parties’ Hedge Obligations by other Obligated Parties at the time the Applicable Guarantee of such Obligated Party or the grant of such security interest becomes effective with respect to such related Hedge Obligations. If any Hedge Obligations arise under a Master Agreement governing more than one Hedge Agreement, then such exclusion shall apply only to the portion of such Hedge Obligations that is attributable to Hedge Agreements for which such Applicable Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means (a) backup withholding taxes, (b) franchise taxes, (c) taxes imposed on or measured by net income (however denominated), in each case, (i) imposed on (or measured by) Lender’s net income by the jurisdiction under the laws of which Lender is organized or in which its principal office is located or in which its applicable lending office is located or (ii) that are taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document or sold or assigned an interest in any Advance), and (d) taxes attributable to Lender’s failure to provide Borrowers with any forms or other documentation required by applicable law or reasonably requested by Borrowers in order for Borrowers to determine whether or not payments pursuant to any Loan Document are subject to withholding or information reporting requirements.
“Finance Lease Obligation” shall mean the amount of Debt under a lease of Property by a Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.
“Fixed Charge Coverage Ratio” means the ratio of (a) Cash Flow Available for Debt Service for the trailing twelve-month period ending on the date of determination, to (b) Debt Service, in each case for Borrowers and the Subsidiaries on a Consolidated Basis.
“Fourth Amendment Effective Date” means December 27, 2024.
“Funding Loss” means the amount (which shall be payable on demand by Lender) necessary to promptly compensate Lender for, and hold it harmless from, any loss, cost or expense incurred by Lender as a result of:
(u)any payment or prepayment of any Term SOFR Amount on a day other than the last day of the relevant Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
(v)any failure by Borrowers to borrow a Term SOFR Amount bearing or selected to bear interest based upon the Term SOFR Rate on the date or in the amount selected by Borrowers;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term SOFR Amount or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by Lender in connection with the foregoing. For purposes of calculating amounts payable by Borrowers to Lender hereunder, Lender shall be deemed to have funded the Term SOFR Amount based upon the Term SOFR Rate by a matching deposit or other borrowing in the London inter-bank market for a comparable amount and for a comparable period, whether or not such Term SOFR Amount was in fact so funded.
“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.
“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” means any Person who from time to time guarantees all or any part of the Obligations, including, the Subsidiary Guarantors.
“Guaranty” means a written guaranty of each Guarantor in favor of Lender, in form and substance satisfactory to Lender, as the same may be amended, modified, restated, renewed, replaced, extended, supplemented or otherwise changed from time to time.
“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.
“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”) and (c) any and all Master Agreements and any and all related confirmations.
“Hedge Bank” means any Person that, at the time it enters into an interest rate Hedge Agreement permitted under this Agreement, is Lender or an Affiliate of Lender, in its capacity as a party to such Hedge Agreement.
“Hedge Obligations” means, for any Person, any and all obligations (whether absolute or contingent and howsoever and whensoever created) of such Person to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act arising, evidenced or acquired under (a) any and all Hedging Agreements, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Agreements, and (c) any and all renewals, extensions and modifications of any Hedging Agreements and any and all substitutions of any Hedging Agreements.

“Immaterial Subsidiary” means any Subsidiary that does not (i) conduct any business operations, (ii) have any assets in excess of $25,000, (iii) incur any liabilities in excess of $25,000, (iv) engage in any transactions with the Borrowers, or (v) have any Subsidiaries.
“Intercreditor Agreement” means that certain Intercreditor Agreement of even date herewith, by and among Term Loan Lender and Lender, as amended, restated, supplemented or otherwise modified from time to time.
“Interest Expense” means, for any period, the interest expense of Borrowers and their Subsidiaries for the period in question, determined on a Consolidated Basis and consistent with practices as of the date hereof or otherwise in accordance with GAAP.
“Interest Payment Date” means (a) with respect to any principal amount bearing interest based upon the Prime Rate, the first day of each and every calendar month during the term of the Notes and (b) with respect to each Term SOFR Amount, the last day of each Interest Period applicable to such Term SOFR Amount.
“Interest Period” means, for any Revolving Credit Advance, the period commencing on the date of such Revolving Credit Advance and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided, however, that: (i) the first day of an Interest Period must be a U.S. Government Securities Business Day; (ii) no Interest Period shall extend beyond the Maturity Date; (iii) no Interest Period shall extend beyond the scheduled payment date of any principal payment required with respect to such Revolving Credit Advance; (iv) any Interest Period that would otherwise expire on a day that is not a U.S. Government Securities Business Day shall be extended to the next succeeding U.S. Government Securities Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event the Interest Period shall end on the immediately preceding U.S. Government Securities Business Day; and (v) any Interest Period that begins on the last U.S. Government Securities Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last U.S. Government Securities Business Day of the next succeeding calendar month.
“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of any material assets of another Person, other than equipment purchases made by the Borrower as part of the operation of its business.
“Letter of Credit” means any letter of credit issued by Lender for the account of or at the direction of Borrowers pursuant to Article II of this Agreement.
“Letter of Credit Liabilities” means, at any time, the aggregate face amounts of all outstanding Letters of Credit, plus any amounts drawn under any Letters of Credit for which Lender has not been fully reimbursed by Borrowers (unless Lender, in its sole discretion, has cleared the drawn amount by means of an Advance under the Revolving Credit Note, in which case the drawn amount would not constitute a Letter of Credit Liability).
“Letter of Credit Request Form or Application” means a certificate or agreement, in a form acceptable to Lender, properly completed and signed by Borrowers requesting issuance of a Letter of Credit and containing provisions for fees for the issuance of Letters of Credit, repayment of drawn letters of credit, the interest rate applicable to drawn and unpaid Letters of Credit, and such other matters as Lender may require.

“Liabilities” means, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a balance sheet of a Person.
“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.
~~“Liquid Assets” shall mean, with respect to any Person, (a) unencumbered Cash and Cash Equivalents (as defined below) and (b) marketable securities, each valued in accordance with GAAP, consistently applied (or other principles acceptable to Lender), as reasonably determined by such Person and reasonably approved by Lender.~~
“Loan Documents” means this Agreement, the Intercreditor Agreement, and all promissory notes, security agreements, pledge agreements, deeds of trust, assignments, letters of credit, guaranties, Hedge Agreements and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, restated, extended, supplemented, replaced, consolidated, substituted, or otherwise changed from time to time.
“Loan Rate” means the Term SOFR Rate, plus the Term SOFR Adjustment, plus 3.00% per annum; provided, that, in no event shall the Loan Rate be less than 0.50% of the Loan Rate effective on the date of this Agreement.
“Master Agreement” has the meaning set forth in the definition of “Hedge Agreement.”
“Material Adverse Event” means any act, event, condition, or circumstance which could materially and adversely affect: (a) the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of Borrowers or Borrowers and the Subsidiaries, taken as a whole; (b) the ability of any Obligated Party to perform its obligations under any Loan Document to which it is a party; or (c) the legality, validity, binding effect or enforceability against any Obligated Party of any Loan Document to which it is a party.
“Maturity Date” means 3:00 P.M. Dallas, Texas time on July 7, 2025, or such earlier date on which the Commitment terminates as provided in this Agreement.
“Maximum Lawful Rate” means, at any time, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Lawful Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Lawful Rate resulting from a change in the Maximum Lawful Rate shall take effect without notice to Borrowers at the time of such change in the Maximum Lawful Rate.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Net Income” means the net income (or loss) of Borrowers and their Subsidiaries for the period in question, determined on a Consolidated Basis and consistent with practices as of the date hereof or otherwise in accordance with GAAP.
“Notes” means, collectively, all promissory notes (and “Note” means any of such Notes) executed at any time by Borrowers and payable to the order of Lender, as amended, renewed, replaced, extended, supplemented, consolidated, restated, modified, otherwise changed and/or increased from time to time.
“Obligated Party” means each Borrower, each Guarantor and any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.
“Obligations” means all obligations, indebtedness, and liabilities of Borrowers, each Guarantor and any other Obligated Party to Lender or any Affiliate of Lender, or both, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities under this Agreement, all Hedge Obligations under any Secured Hedge Agreements, the other Loan Documents, any cash management or treasury services agreements and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof; provided, however, that any other term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the “Obligations” of any Obligated Party shall exclude, as to such Obligated Party, Excluded Hedge Obligations of such Obligated Party.
“Operating Agreement of Direct Digital” means the Second Amended and Restated Limited Liability Company Agreement of Direct Digital dated February 15, 2022.
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.
“Permitted Discretion” means a determination in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Indebtedness” means: (i) Debt to Lender arising under this Agreement or any other Loan Document; (ii) Term Loan Debt in accordance with the Intercreditor Agreement that matures after the Maturity Date; (iii) Debt existing on the date hereof which is disclosed in Schedule 8.01; (iv) Debt of up to $200,000 outstanding at any time secured by a Lien described in clause (viii) of the defined term “Permitted Liens,” provided such Debt does not exceed the cost of the equipment or intellectual property financed with such Debt; (v) amounts billed to a Borrower by its suppliers for goods delivered to or services performed for such Borrower in the ordinary course of business; (vi) reimbursement obligations in connection with trade letters of credit entered into in the ordinary course of business and, to the extent not subject to an Excluded Account, cash management services (including credit cards, debit cards and other similar instruments) that are secured by cash and issued on behalf of any Borrower or a Subsidiary thereof in an amount not to exceed $200,000 at any time outstanding; (vii) Debt secured by a Lien described in clause (xi) of the defined term “Permitted Liens”; (viii) Debt; extensions, refinancings and renewals of any items of Permitted Indebtedness; provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon any Borrower or its Subsidiary, as the case may be; and (ix) other unsecured Debt in an amount not to exceed $200,000 in the aggregate.
“Permitted Investment” means: (i) Investments existing as of the date hereof which are disclosed on Schedule 8.05; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $250,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from current or former employees, directors, or consultants of the Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year; provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases; (iv) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrowers’ business; (v) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this subparagraph (vi) shall not apply to Investments of any Borrower in any Obligated Party; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock or other Equity Interests of a Borrower pursuant to employee stock purchase plans or other similar agreements approved by such Borrower’s Board of Directors (or, if not a corporation, its equivalent authorizing body); (viii) Investments consisting of travel advances in the ordinary course of business; (ix) Investments in newly-formed Subsidiaries; provided that any such Subsidiary that is or is expected to become an After-Acquired Subsidiary complies with Section 7.13 hereof; and (x) additional Investments that do not exceed $200,000 in the aggregate in any fiscal year if, at the time of such Investment and after giving effect thereto, the Borrower is in compliance with the Financial Covenants in Article IX.
“Permitted Liens” means any and all of the following: (i) Liens in favor of the Lender; (ii) Liens in favor of the Term Loan Lender securing the Debt under the Term Loan Documents, subject to the Intercreditor Agreement; (iii) Liens existing as of the date hereof which are disclosed in Schedule 8.02 hereto; (iv) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided that Borrowers maintain adequate reserves therefor in accordance with GAAP; (v) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of any Borrower’s business and imposed without action of such parties; (vi) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vii) Liens on deposits held in an Excluded Account; (viii) Liens on equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with Finance Lease Obligations securing Indebtedness permitted in clause (iv) of “Permitted Indebtedness”; (ix) Liens incurred in connection with Subordinated Debt; (x) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xii) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xiii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiv) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xv) (A) Liens on cash securing obligations permitted under clause (vi) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases, the combination of (A) and (B) in an aggregate amount not to exceed $300,000 at any time; (xvi) sales, transfers or other dispositions of assets permitted by Section 8.08 and, in connection therewith, customary rights and restrictions contained in agreements relating to such transactions pending the completion thereof or during the term thereof, and any option or other agreement to sell, transfer, license, sublicense, lease, sublease or dispose of an asset permitted by Section 8.08, in each case, such terms being agreed to and such transactions entered into in the ordinary course of business; and (xvii) Liens incurred in connection with the extension, renewal or refinancing of the Debt secured by Liens of the type described in clauses (i) through (xvi) above; provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Debt being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.
“Permitted Tax Distributions” means, quarterly tax distributions by Direct Digital to its direct or indirect constituent members in the amount necessary to satisfy the U.S. federal, state and local income tax obligations of such members based on the taxable income of Direct Digital and its Subsidiaries on a Consolidated Basis for such taxable year, in an aggregate amount determined in accordance with the terms of the organizational documents of Direct Digital. Direct Digital may make such distributions after the end of the taxable year, or make such distributions on a quarterly basis during the taxable year to reflect estimated tax obligations of the members and their direct or indirect equityholders. For the avoidance of doubt, Permitted Tax Distributions based on estimates shall be made on a “rolling basis” and will be trued-up at least annually.
“Permitted Warrant Transaction” means the repurchase by Direct Digital Holdings of the warrants issued in February 2022 for cash in a single transaction or series of transactions.
“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.
“Plan” means any employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.
“Prime Rate” means, for any day, the rate of interest announced from time to time by Lender as its “base” or “prime” rate of interest, which Borrowers hereby acknowledge and agree may not be the lowest interest rate charged by Lender and is set by Lender in its sole discretion, changing when and as said prime rate changes.
“Principal Office” means the principal office of Lender, presently located at 5001 Spring Valley Road, Suite 825W, Dallas, Texas 75224.
“Priority Collateral” means the Collateral in which the Lender has a first priority security interest under the Security Agreement, subject to the Intercreditor Agreement.

“Prohibited Transaction” means any non-exempt transaction set forth in Section 406 of ERISA or Section 4975 of the Code.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.
“Public Company Costs” shall mean actual documented costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other actual documented expenses arising out of or incidental to DDH Holdings’ status as a reporting company, including actual documented costs, fees and expenses (including reasonable legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act of 1933, as amended, and the Exchange Act, registration and reporting obligations, permitted securities offerings, the rules of securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.
“Redemption/Exchange Transactions” means the transactions pursuant to which Direct Digital redeems Class A Common Units for either (A)(1) a stock exchange payment or (2) a cash exchange payment, in each case in accordance with the Operating Agreement of Direct Digital or (B) the direct purchase by DDH Holdings of vested Class A Common Units and paired voting stock pursuant to any call right, in accordance with the Operating Agreement of Direct Digital.
“Related Indebtedness” has the meaning set forth in Section 11.20 of this Agreement.
“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.
“Reportable Event” means any of the events set forth in Section 4043 of ERISA that requires the Borrower or Subsidiary to notify the PBGC of such event, and the reporting of which is not otherwise waived.
“Responsible Officer” means (a) for any Borrower, the chief executive officer, president, chief financial officer, or treasurer of such Borrower or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of Borrowers shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrowers and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrowers and (b) for each other Person, (i) in the case of a corporation, its chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller, and a secretary or assistant secretary for the purposes of delivering incumbency certificates, or as a second Responsible Officer in any case where two Responsible Officers are acting on behalf of such corporation; (ii) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner; or (iii) in the case of a limited liability company, the Responsible Officer of the managing member, acting on behalf of such managing member in its capacity as managing member.
“Revolving Credit Advance” means any Advance made by Lender to Borrowers pursuant to Section 2.01(a) of this Agreement.
“Revolving Credit Availability” an amount such that the ratio of the value of Eligible Accounts to the aggregate amount of all Revolving Credit Advances at such time outstanding shall not be less than (a) 1.0 to 1.0 as of the calendar months ending November 30, 2024 and December 31, 2024, (b) 1.50 to 1.0 as of the calendar months ending January 31, 2025, February 28, 2025 and March 31, 2025, and (c) 2.0 to 1.0 as of April 15, 2025 and at all times thereafter.
“Revolving Credit Note” means the promissory note of Borrowers payable to the order of Lender, in substantially the form of Exhibit C hereto, and all amendments, extensions, renewals, replacements, and modifications thereof.
“RICO” means the Racketeer Influenced and Corrupt Organization Act of 1970.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Secured Hedge Agreement” means any Hedge Agreement permitted under this Agreement entered into by and between any Obligated Party and any Hedge Bank.
“Security Agreement” means the Security Agreement dated of even date herewith of Borrowers and the other Obligated Parties party thereto in favor of Lender, in form and substance satisfactory to Lender, as the same may be amended, restated, supplemented, modified, or changed from time to time.
“Security Documents” means the Security Agreement, each Guaranty, and each and every other security agreement, pledge agreement, mortgage or other collateral security agreement required by or delivered to Lender from time to time to secure the Obligations or any portion thereof.
“Specified Financial Covenants” has the meaning set forth in Section 10.04.
“Specified Obligated Party” means any Obligated Party that is not an Eligible Contract Participant (determined prior to giving effect to Section 7.14 hereof or any other “keepwell, support or other agreement” (as defined in the Commodity Exchange Act), or any similar provision contained in any Guaranty).
“Subordinated Debt” means any Debt of Borrowers (other than the Obligations) that has been subordinated to the Obligations by written agreement, in form and content satisfactory to Lender.

“Subsidiary” means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by any Borrower or one or more of the Subsidiaries or by any Borrower and one or more of the Subsidiaries; and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrowers and the Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.
“Subsidiary Guarantors” means each Domestic Subsidiary of each Borrower formed or acquired after the date hereof who from time to time guarantees all or any part of the Obligations, and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors.
“Tax Receivable Agreement” means that certain tax receivable agreement to be entered into by and among DDH Holdings, Direct Digital and Direct Digital Management.
“Term Loan Agreement” means that certain Term Loan and Security Agreement dated as of December 3, 2021, by and between Term Loan Lender and Borrowers as amended, restated or modified as of the Closing Date and from time to time thereafter as permitted by the terms of the Intercreditor Agreement.
“Term Loan Debt” means the secured indebtedness of Borrowers under the Term Loan Agreement in a principal amount not to exceed ~~Twenty-Five Million Five-Hundred-Twenty Thousand Dollars ($25,520,000)~~$34,371,235.57.
“Term Loan Documents” means the Term Loan Agreement and the Other Documents (as defined in the Term Loan Agreement) executed in connection therewith, in each case, as amended, restated or modified from time to time as permitted by the terms of the Intercreditor Agreement.
“Term Loan Lender” means Lafayette Square Loan Servicing, LLC and the other lenders and financial institutions from time to time party to the Term Loan Agreement and their successors and permitted assigns.
“Term Loan Priority Collateral” means all Collateral that is not Priority Collateral.
“Term SOFR Adjustment” means 0.10% (10 basis points).
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the secured overnight financing rate).
“Term SOFR Amount” means each principal amount for which the Term SOFR Rate applies.
“Term SOFR Rate” means the one (1) month Term Secured Overnight Financing Rate, as administered by the Term SOFR Administrator and displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender) and as determined by Lender on the first day of the applicable Interest Period.
“Total Debt” means all Debt of Borrowers and the Subsidiaries at such time.

“Total Funded Debt” means Total Debt, other than Debt described in clauses (c), (e), (h), (i), (j), (k), (l) (solely with respect to the undrawn portion of any letters of credit), and (m) of the definition of “Debt” herein.
“Total Funded Debt to EBITDA Ratio” means the ratio of (a) Total Funded Debt of Borrowers and the Subsidiaries, on a Consolidated Basis, as of such date, to (b) EBITDA for Borrowers and the Subsidiaries, on a Consolidated Basis, for the four (4) fiscal quarters ending on such date.
“UCC” means the Chapters 1 through 11 of the Texas Business and Commerce Code, as amended from time to time.
“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each calendar year, without regard to the averaging which may be allowed under Section 310(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.
“Unrestricted Cash” means that portion of the Obligated Parties’ cash that is (a) free and clear of all Liens, other than Liens in favor of Lender and Term Loan Lender pursuant to the Term Loan Documents, (b) maintained by the Obligated Parties in one or more deposit accounts with Lender and (c) not listed as “restricted” on the Obligated Parties’ balance sheet.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
1.02Accounting Matters. Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the date of this Agreement unless Borrowers and Lender shall otherwise specifically agree in writing; provided, further that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capital lease obligations in the financial statements. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.
1.03Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

Article II.
ADVANCES
2.01Advances.
(a)Revolving Credit Advances. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more Revolving Credit Advances to Borrowers from time to time from the date hereof to and including the Maturity Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of the Commitment, provided that the aggregate amount of all Revolving Credit Advances at any time outstanding shall not exceed the lesser of (i) the amount of the Commitment or (ii) Revolving Credit Availability. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrowers may borrow, repay, and reborrow hereunder. Notwithstanding the foregoing, no Revolving Credit Advances shall be made on or after the Fourth Amendment Effective Date without Lender’s prior written consent.
(b)The Revolving Credit Note. The obligation of Borrowers to repay the Revolving Credit Advances and interest thereon shall be evidenced by the Revolving Credit Note executed by Borrowers payable to the order of Lender, in the principal amount of the Commitment as originally in effect and dated the date hereof.
(c)Payments on Revolving Credit Advances. All accrued but unpaid interest on the Revolving Credit Advances outstanding from time to time shall be payable in monthly installments on each Interest Payment Date until the Maturity Date when the then outstanding principal balance of the Revolving Credit Note and all accrued but unpaid interest thereon shall be due and payable. Borrowers may from time to time during the term of this Agreement borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Agreement and of the Loan Documents; provided, however, that the unpaid principal of the Revolving Credit Note shall not at any time exceed the principal amount stated above.
(d)Borrowing Procedure. Borrowers shall give Lender notice of each Revolving Credit Advance by means of an Advance Request Form containing the information required therein and delivered (by hand or by mechanically confirmed facsimile) to Lender no later than 1:00 p.m. (Texas time) on the day on which the Revolving Credit Advance is desired to be funded. Advances shall be in a minimum amount of $10,000. Lender at its option may accept telephonic requests for such Advances, provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for a Revolving Credit Advance by Borrowers shall be promptly confirmed by submission of a properly completed Advance Request Form to Lender, but failure to deliver an Advance Request Form shall not be a defense to payment of the Advance. Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrowers and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Revolving Credit Advance shall be made available to Borrowers by depositing the same, in immediately available funds, in an account of Borrowers designated by Borrowers maintained with Lender at the Principal Office. At no time shall there be more than five (5) Term SOFR Amounts outstanding under this Agreement.
2.02General Provisions Regarding Interest, Etc.
(a)Repayment of Advances. Borrowers shall repay the unpaid principal amount of all Advances on the Maturity Date, unless sooner due by reason of acceleration by Lender as provided in this Agreement.
(b)Interest Rate. The unpaid principal balance of the Notes shall bear interest from the date hereof through the Maturity Date at a per annum rate which shall be, except as otherwise provided in this Agreement, the lesser of (A) the Loan Rate in effect from day to day, or (B) the Maximum Lawful Rate. The determination by Lender of the Loan Rate shall, in the absence of manifest error, be conclusive and binding in all respects. Notwithstanding anything herein to the contrary, in the event that (i) Term SOFR is permanently or indefinitely unavailable or unascertainable, or ceases to be published by the Term SOFR Administrator or its successor, (ii) the Term SOFR Administrator or its successor invokes its insufficient admissions policy, (iii) Term SOFR is determined to be no longer representative by the Term SOFR Administrator, (iv) Term SOFR can no longer be lawfully relied upon in contracts of this nature by one or both of the parties, or (v) Term SOFR does not accurately and fairly reflect the cost of making or maintaining the type of loans or advances under this Agreement and in any such case, such circumstances are unlikely to be temporary, then all references to the Loan Rate herein will instead be to a replacement rate determined by Lender in its reasonable judgment, including any adjustment to the replacement rate to reflect a different credit spread, term or other mathematical adjustment deemed necessary by the Lender in its reasonable judgment. Lender will provide reasonable notice to Borrowers of such replacement rate, which will be effective on the date of the earliest event set forth in clauses (i)-(v) of this paragraph.  If there is any ambiguity as to the date of occurrence of any such event, Lender’s judgment will be dispositive. Lender may also from time to time, in Lender’s sole discretion, make any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length or applicability of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) (“Conforming Changes”) that Lender decides may be appropriate to reflect the adoption and implementation of such replacement rate and to permit the administration of the loans by Lender an administratively and operationally practicable manner. If there is any ambiguity as to the date of occurrence of any such event, Lender’s judgment will be dispositive. Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any replacement rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto, including whether the composition or characteristics of any such alternative, comparable or successor rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the immediately preceding interest index rate or any other interest rate index, or (b) the effect, implementation or composition of any Conforming Changes.
(c)Default Interest Rate. Any outstanding principal of any Advance and (to the fullest extent permitted by law) any other amount payable by Borrowers under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Interest Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Additionally, upon the occurrence and during the continuance of an Event of Default all outstanding and unpaid principal amounts of all of the Obligations shall, to the extent permitted by law, bear interest at the Default Interest Rate until such time as Lender shall waive in writing the application of the Default Interest Rate to such Event of Default situation. Interest payable at the Default Interest Rate shall be payable from time to time on demand.
(d)Computation of Interest. Interest on the Advances and all other amounts payable by Borrowers hereunder is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.
(e)Application of Payments. Except as expressly provided this Agreement to the contrary, all payments on the Notes shall be applied in the following order of priority: (a) the payment or reimbursement of any Funding Loss, expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which Borrowers shall be obligated or Lender shall be entitled pursuant to the provisions of this Agreement or the other Loan Documents; (b) the payment of accrued but unpaid interest hereon; and (c) the payment of all or any portion of the principal balance of the Advances then outstanding hereunder. If an Event of Default exists, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b) or (c) above without regard to the order of priority otherwise specified in this Section 2.02(e) and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 3:00 p.m. Dallas, Texas time at said place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 3:00 p.m. Dallas, Texas time on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on the Notes shall become due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due may become an Event of Default. Borrowers agree that all payments of any Obligation due hereunder shall be final, and if any such payment is recovered in any bankruptcy, insolvency or similar proceedings instituted by or against Borrowers, all obligations due hereunder shall be automatically reinstated in respect of the obligation as to which payment is so recovered.
2.03Unused Facility Fee. Borrowers agree to pay to Lender an unused facility fee on the daily unused amount of the Commitment for the period from and including the date of this Agreement to and including the Maturity Date, at the rate of 0.40% per annum based on a 360-day year and the actual number of days elapsed. For the purpose of calculating the unused facility fee hereunder, the Commitment shall be deemed utilized by the amount of all outstanding Revolving Credit Advances. Accrued unused facility fees shall be payable quarterly in arrears on the first (1st) Business Day of each April, July, October, and January during the term of this Agreement and on the Maturity Date.
2.04Use of Proceeds. The proceeds of the Revolving Credit Advances shall be used by Borrowers for working capital in the ordinary course of business and other general corporate purposes.

2.05Late Charges. If a payment required by this Agreement is more than ten (10) days late, Borrowers will be charged 6.000% of the unpaid portion of the regularly scheduled payment or $5.00, whichever is greater.
2.06Funding Loss. Borrowers shall pay to Lender any amounts required to compensate Lender for any Funding Loss.
2.07Uncommitted Increase in Commitment.
(a)Request for Increase. So long as no Default or Event of Default has occurred and is continuing, upon notice to Lender, Borrower may from time to time, request an increase in the aggregate Commitment (a “Revolving Facility Increase”) by an amount (for all such requests) not exceeding $5,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $1,000,000, (ii) Borrower may make a maximum of three such requests, and (iii) Lender shall not be required or otherwise obligated to provide any portion of such Revolving Facility Increase.
(b)Conditions to Effectiveness of Increase. As a condition precedent to any such increase, (i) Borrowers shall deliver to Lender a certificate of the Borrowers dated as of the effective date of the Revolving Facility Increase (the “Increase Effective Date”) signed by a Responsible Officer of Borrowers, in each case in form and substance satisfactory to Lender, (A) certifying and attaching the resolutions adopted by Borrowers approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article VI and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (2) no Default exists, (ii) in Lender’s discretion, Borrowers shall pay a Commitment Fee in the amount of 1.0% of the amount of the Revolving Facility Increase, and (iii) Borrowers shall submit additional information and documentation as the Lender may reasonably request from Borrowers.
2.08Letters of Credit.
(a)Subject to the terms and conditions of this Agreement, upon request of Borrowers, Lender in its sole discretion agrees to issue one or more Letters of Credit for the account of Borrowers from time to time from the date hereof to and including the Maturity Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of (a) Three Million Dollars ($3,000,000) and (b) an amount equal to the amount of the Commitment minus the outstanding Revolving Credit Advances. Each Letter of Credit shall have an expiration date not to exceed three hundred sixty-five (365) days, shall not have an expiration date beyond the Maturity Date, shall be payable in Dollars, shall have a minimum face amount of Twenty-Five Thousand Dollars ($25,000), must support a transaction that is entered into in the ordinary course of Borrowers’ business, must be satisfactory in form and substance to Lender, will be subject to the payment of such Letter of Credit fees as Lender may require, and shall be issued pursuant to such documents and instruments executed by Borrowers (including, without limitation, a Letter of Credit Application as then in effect) as Lender may require. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of a Borrower, Borrowers shall be obligated to reimburse Lender hereunder for any and all drawings under such Letter of Credit. Each

Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of the Subsidiaries inures to the benefit of Borrowers, and that Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.
(b)Fees. Borrowers agree to pay to Lender, as a condition precedent to the issuance (including the extension) of each Letter of Credit, an issuance fee payable on the date of issuance in an amount to be agreed between Borrowers and Lender prior to the date of such issuance.
(c)Reimbursement. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, Lender shall notify the Borrowers thereof. Each payment by Lender pursuant to a drawing under a Letter of Credit is required to be reimbursed by Borrowers to Lender and payable immediately upon receipt of such notice and, if Borrowers fail to so reimburse Lender, shall be charged by Lender as (and in such event will be deemed to be) a Revolving Credit Advance by Lender to Borrowers under the Revolving Credit Note and this Agreement as of the day and time such payment is made by Lender and in the amount of such payment.
Article III.
PAYMENTS
3.01Method of Payment. All payments of principal, interest, and other amounts to be made by Borrowers under this Agreement and the other Loan Documents shall be made in immediately available funds in Dollars at the Principal Office (or at such other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrowers from time to time), without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender in full. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 11:00 a.m. (Dallas, Texas time) at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 11:00 a.m. (Dallas, Texas time) on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on the Notes shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.
3.02Prepayments.
(a)Voluntary Prepayments. Borrowers may prepay all or any portion of the Notes at any time without fee, premium or penalty, all or any portion of the outstanding principal balance hereof; provided, that, (i) such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lender under the other Loan Documents on or before the date of prepayment, but which have not been fully paid and (ii) such prepayment shall also include any Funding Loss. Prepayments shall be in a minimum of $10,000. Notwithstanding the provisions of this paragraph, Borrowers must consult with Lender prior to making any prepayments when a Hedge Agreement has been executed between Borrowers and Lender in connection with the Notes. Borrowers acknowledge that partial prepayments of the Notes may require the Hedge Agreement to be amended, and full prepayment will terminate the

Hedge Agreement. Full and partial prepayments will trigger an early termination valuation under the Hedge Agreement. Thus, an early termination fee may occur under the Hedge Agreement upon partial and full prepayment of the Notes. Notwithstanding the provisions of this paragraph, Borrowers shall remain obligated to pay any fee due and owing under the Hedge Agreement, including but not limited to any fee owed upon early termination of the Hedge Agreement.
(b)Mandatory Prepayment of Revolving Credit Advances. ~~(i)~~ On and after December 31, 2024, Borrowers must pay on DEMAND the amount by which at any time the unpaid principal balance of the Revolving Credit Note exceeds the lesser of (A) the amount of the Commitment or (B) Revolving Credit Availability~~, (ii) Borrowers shall make principal payments on the Notes equal to (A) $1,000,000 on or before January 15, 2025 and (B) $2,000,000 on or before April 15, 2025, and (iii) Borrowers shall make the payments as required pursuant to Section 7.16.~~.
Article IV.
SECURITY
4.01Collateral. To secure full and complete payment and performance of the Obligations, Borrowers and each Guarantor shall execute and deliver or cause to be executed and delivered all of the Security Documents required by Lender covering the Property and Collateral described in such Security Documents. Each Obligated Party shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as Lender, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral.
4.02Setoff. If an Event of Default shall have occurred and be continuing, Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine, at any time and without notice to Borrowers, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrowers whether or not the Obligations are then due. As further security for the Obligations, Borrowers hereby grant to Lender a security interest in all money, instruments, and other property of Borrowers now or hereafter held by Lender, including, without limitation, property held in safekeeping. In addition to Lender’s right of setoff and as further security for the Obligations, Borrowers hereby grant to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrowers now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Borrowers. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.
Article V.
CONDITIONS PRECEDENT
5.01Initial Extension of Credit. The obligation of Lender to make the initial Advance under any Note is subject to the condition precedent that Lender shall have received on or before the day of such Advance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Lender:
(a)Resolutions. Resolutions of the applicable governing body of each Borrower and each other Obligated Party which authorize the execution, delivery, and performance by such

Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;
(b)Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which each Borrower and each other Obligated Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;
(c)Constituent Documents. The Constituent Documents for each Borrower and each other Obligated Party certified as of a date acceptable to Lender by the appropriate government officials of the state of incorporation or organization of each such party;
(d)Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of each Borrower, each other Obligated Party and each Pledgor as to the existence and good standing of each such party, each dated within fifteen (15) days (or such longer period acceptable to Lender) prior to the date of the initial Advance;
(e)Notes. The Notes executed by Borrowers;
(f)Intercreditor Agreement. A fully executed copy of the Intercreditor Agreement;
(g)Term Loan Documents. Executed copies of the Term Loan Documents in form reasonably acceptable to Lender;
(h)Security Documents. The Security Documents executed by Borrowers, the other Obligated Parties and the Pledgors;
(i)Financing Statements. UCC financing statements reflecting each of the Obligated Parties, as debtors, and Lender, as secured party, which are required to grant a Lien which secures the Obligations and covering such Collateral as Lender may request;
(j)Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 7.05 together with loss payable and lender endorsements in favor of Lender with respect to all insurance policies covering Collateral;
(k)UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against each Borrower, and each other Obligated Party in the appropriate filing offices, such search to be as of a date no more than fifteen (15) days (or such longer period acceptable to Lender) prior to the date of the initial Advance;
(l)Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 11.01, to the extent incurred, shall have been paid in full by Borrowers;
(m)KYC Information.

(i)Upon the reasonable request of Lender made at least five (5) days prior to the date hereof, Borrowers shall have provided to Lender, and Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act; and
(ii)At least five (5) days prior to the date hereof, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall deliver, to Lender, a Beneficial Ownership Certification in relation to such Borrower;
(n)Existing Debt of Obligated Parties. All of the existing Debt of each Obligated Party (other than Debt permitted to exist pursuant to Section 8.01) will be repaid in full and all security interests related thereto shall be terminated on or prior to the date hereof;
(o)Opinions of Counsel. Customary opinions of legal counsel to Borrowers, each Obligated Party and each Pledgor as to such other matters as Lender may reasonably request;
(p)Closing Fees. Evidence that the Commitment Fee and any other fees due at closing have been paid;
(q)Minimum EBITDA. Evidence that Borrowers had EBITDA of not less than $8,000,000 for the trailing twelve-month period ending December 31, 2022, in form and substance acceptable to Lender; and
5.02All Extensions of Credit. The obligation of Lender to make any Advance or issue any Letter of Credit (including the initial Advance and the initial Letter of Credit) is subject to the following additional conditions precedent:
(a)Request for Advance or Letter of Credit. Lender shall have received in accordance with this Agreement, as the case may be, an Advance Request Form or Letter of Credit Request Form pursuant to Lender’s requirements dated the date of such Advance or Letter of Credit and executed by a Responsible Officer of Borrowers;
(b)No Default. No Event of Default shall have occurred and be continuing, or would result from or after giving effect to such Advance or Letter of Credit as evidenced by a Compliance Certificate;
(c)No Material Adverse Event. No Material Adverse Event has occurred, and no circumstance exists that could be a Material Adverse Event;
(d)Representations and Warranties. All of the representations and warranties contained in Article VI hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date, except that for purposes of this Section 5.02(d), the representations and warranties contained in Section 6.02 shall be deemed to refer to (i) Borrowers and the Subsidiaries and (ii) the most recent financial statements furnished pursuant to clauses (a) and 7.01(c) of Section 7.01 and any representations and warranties made as of an earlier date shall be true and correct in all material respects as of such earlier date; and

(e)Additional Documentation. Lender shall have received such additional approvals, or documents as Lender or its legal counsel may reasonably request consistent with the transaction contemplated in this Agreement.
Article VI.
REPRESENTATIONS AND WARRANTIES
To induce Lender to enter into this Agreement, and except as set forth on the Schedules, Borrowers represents and warrants to Lender that:
6.01Corporate Existence. Each Borrower and each Subsidiary (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could result in a Material Adverse Event. Each Borrower and each of the other Obligated Parties has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.
6.02Financial Statements, Etc. Borrowers have delivered to Lender audited financial statements of Borrowers as at and for the fiscal year ended December 31, 2022 and unaudited financial statements of Borrowers as of March 31, 2023. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a Consolidated Basis, the financial condition of Borrowers as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. No Borrower nor any Subsidiary nor any other Obligated Party has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. No Material Adverse Event has occurred since the effective date of the financial statements referred to in this Section 6.02. All projections delivered by Borrowers to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Lender and all such assumptions are disclosed in the projections (it being understood for purposes that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers, that no assurance is given that any particular projections will be realized, and that actual results may differ from the projected results). No Borrower nor any Subsidiary has any material Guarantees, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, or any Hedge Agreement or other transaction or obligation in respect of derivatives, that are not reflected in the most-recent financial statements referred to in this Section 6.02. Other than the Debt listed on Schedule 8.01, Debt reflected on the financial statements delivered pursuant to Sections 7.01(a) and 7.01(c), and Debt otherwise permitted by Section 8.01, each Borrower and each Subsidiary has no Debt.
6.03Action; No Breach. The execution, delivery, and performance by each Borrower and each other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.
6.04Operation of Business. Borrowers and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and Borrowers and each of the Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.
6.05Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrowers, threatened against or affecting any Borrower or any of the Subsidiaries, that would, if adversely determined, would constitute a Material Adverse Event on the business, condition (financial or otherwise), operations, or properties of any Borrower or any of the Subsidiaries or the ability of any Borrower to pay and perform the Obligations. There are no outstanding judgments against any Borrower or any Subsidiary.
6.06Rights in Properties; Liens. Borrowers and each of the Subsidiaries have good and indefeasible title to or valid leasehold interests in their respective Properties, including the Properties reflected in the financial statements described in Section 6.02, and none of the Properties of Borrowers or any Subsidiary is subject to any Lien, except Permitted Liens.
6.07Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrowers or any other Obligated Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.
6.08Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrowers of this Agreement and the other Loan Documents to which each Borrower is or may become a party or the validity or enforceability thereof.
6.09Taxes. Each Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, Property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, except where the failure to file such tax returns or to pay such taxes would not reasonably be expected to result in a Material Adverse Event. No Borrower knows of any pending investigation of any Borrower or any of the Subsidiaries by any taxing authority or of any pending but unassessed tax liability of Borrowers or any of the Subsidiaries.
6.10Use of Proceeds; Margin Securities. No Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.
6.11ERISA. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur. No Plan has any Unfunded Pension Liability. No Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA). No Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan. No Obligated Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
6.12Disclosure. No written statement, information, report, representation, or warranty made by any Borrower or any other Obligated Party in this Agreement or in any other Loan Document or furnished to Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower which is a Material Adverse Event, or which might in the future be a Material Adverse Event that has not been disclosed in writing to Lender.
6.13Subsidiaries, Ventures, Etc. Borrowers have no Subsidiaries, or joint ventures or partnerships other than those listed on Schedule 6.13 and Schedule 6.13 sets forth the jurisdiction of incorporation or organization of each such Person and, percentage of Borrowers’ ownership interest in such Person and whether each such Person is an Immaterial Subsidiary. All of the outstanding capital stock or other ownership interest of each Person described in Schedule 6.13 has been validly issued, is fully paid, and is non-assessable (except with respect to limited liability company interests). There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock or similar options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Borrowers or any Subsidiary, except as created by the Loan Documents. Each Domestic Subsidiary of Borrowers is a Subsidiary Guarantor (other than any Immaterial Subsidiary). Taken in the aggregate, all Immaterial Subsidiaries under this Agreement do not have any material assets, liabilities or business operations.
6.14Agreements. No Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which could create or cause a Material Adverse Event on the business, condition (financial or otherwise), operations, or properties of Borrowers or any Subsidiary, or the ability of Borrowers to pay and perform its obligations under the Loan Documents to which it is a party. No Borrower nor any Subsidiary is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.
6.15Compliance with Laws. No Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.
6.16Regulated Entities. No Borrower nor any Subsidiary is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents.
6.17Environmental Matters.
(a)Each Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in compliance in all material respects with all Environmental Laws. No Borrower is aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Borrowers and the Subsidiaries with all Environmental Laws;
(b)Each Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and each Borrower and the Subsidiaries are in compliance with all of the terms and conditions of such permits except to the extent that it would not cause a Material Adverse Event;
(c)No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of any Borrower or any Subsidiary except in accordance with Environmental Laws. The use which Borrowers and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in accordance with Environmental Laws;
(d)No Borrower nor any Subsidiary nor any of their respective currently or previously owned or, to any Borrower’s knowledge, leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;
(e)There are no conditions or circumstances associated with the currently or previously owned or, to any Borrower’s knowledge, leased properties or operations of any Borrower or any Subsidiary that could reasonably be expected to give rise to any Environmental Liabilities;
(f)No Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., regulations thereunder or any comparable provision of state law. Borrowers and the Subsidiaries are in compliance in all material respects with all applicable financial responsibility requirements of all Environmental Laws;
(g)No Borrower nor any Subsidiary has filed or failed to file any notice required under applicable Environmental Law reporting a Release except to the extent that it would not cause a Material Adverse Event; and
(h)No Lien arising under any Environmental Law has attached to any property or revenues of any Borrower or the Subsidiaries except to the extent that it would not cause a Material Adverse Event.

6.18Intellectual Property. All material copyrights, trademarks and patents owned or used by Borrowers and the Subsidiaries is listed, together with application or registration numbers, where applicable, in Schedule 6.18. Each Person identified on Schedule 6.18 owns, or is licensed to use, all intellectual property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could be a Material Adverse Event. Each Person identified on Schedule 6.18 will maintain the patenting and registration of all copyrights, trademarks and patents with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority, and each Person identified on Schedule 6.18 will promptly patent or register, as the case may be, all new copyrights, trademarks and patents and notify Lender in writing five (5) Business Days prior to filing any such new patent or registration.
6.19Foreign Assets Control Regulations and Anti-Money Laundering. Each Obligated Party and each Subsidiary of each Obligated Party is and will remain in compliance in all material respects with all United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Obligated Party and no Subsidiary, and to Borrowers’ knowledge, no Affiliate, or any director, officer, employee, agent, affiliate or representative of any Obligated Party, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, or included on HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority, (c) a Person who is otherwise the target of United States economic sanction laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person, or (d) located, organized or resident in a Designated Jurisdiction.
6.20Patriot Act. The Obligated Parties, each of their Subsidiaries, and, to Borrowers’ knowledge, each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the Patriot Act, and (c) all other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Revolving Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
6.21Solvency. Borrowers and their Subsidiaries, on a Consolidated Basis, are solvent and have not entered into any transaction with the intent to hinder, delay or defraud a creditor.
6.22Anti-Corruption Laws. Each Obligated Party and each Subsidiary of each Obligated Party has conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
6.23Beneficial Ownership Regulation. The information included in the Beneficial Ownership Certification is true and correct in all respects.

Article VII.
AFFIRMATIVE COVENANTS
Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, or Lender has any Commitment hereunder, such Borrower will perform and observe the following positive covenants, unless Lender shall otherwise consent in writing:
7.01Reporting Requirements. Borrowers will furnish to Lender:
(a)Annual Financial Statements. As soon as available, and in any event, within one hundred twenty (120) days after the fiscal year of Borrowers, a copy of the annual audit report of Borrowers and the Subsidiaries for such fiscal year containing, on a Consolidated and Consolidating Basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the twelve-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope;
(b)Compliance Certificate. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrowers, and together with the delivery of the financial statements required pursuant to Section 7.01(a) above, a Compliance Certificate executed by a Responsible Officer of Borrowers;
(c)Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of an unaudited financial report of Borrowers and the Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, all in reasonable detail certified by a Responsible Officer of Borrowers to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrowers and the Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;
(d)Eligible Account Report. As soon as available, and in any event within thirty (30) days after the end of each calendar month, an Eligible Account Report, in substantially the form of Exhibit A attached hereto, certified by a Responsible Officer of Borrowers;
(e)Accounts Receivable and Accounts Payable Aging. As soon as available, and in any event within thirty (30) days after the end of each calendar month, an account receivable aging, classifying Borrowers’ and the Subsidiaries’ accounts receivable in categories of 0-30, 31-60, 61-90 and over ninety (90) days from date of invoice, and in such form and detail as Lender shall require, and account payable aging classifying Borrowers’ and the Subsidiaries’ accounts payable by categories of 0-30, 31-60 and over sixty (60), from date of invoice, also in such detail as Lender shall reasonably require, and in each case certified by a Responsible Officer of Borrowers;
(f)Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Borrowers or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, or properties of Borrowers or any Subsidiary;
(g)Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Borrower or any Subsidiary which, if determined adversely to such Borrower or such Subsidiary, could cause or create a Material Adverse Event on the business, condition (financial or otherwise), operations, or properties of such Borrower or such Subsidiary;
(h)Notice of Material Adverse Event. As soon as possible and in any event within five (5) Business Days after the occurrence thereof, written notice of any event or circumstance that could reasonably be expected to result in a Material Adverse Event;
(i)ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within ten (10) days after any Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or any Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of a Responsible Officer of such Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that such Borrower proposes to take with respect thereto;
(j)Annual Projections. As soon as available, but in any event not more than forty-five (45) days after the end of each fiscal year of Borrowers, forecasts prepared by management of Borrowers and approved by the members of Borrowers, in form and substance reasonably satisfactory to Lender, of financial projections of Borrowers and the Subsidiaries on a monthly basis for the current fiscal year;
(k)KYC. Promptly following any request therefor, Borrowers shall provide information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including but not limited to a Beneficial Ownership Certification form acceptable to Lender; ~~and~~
(l)Cash Flow Forecasts. Provide to Lender, in form reasonably satisfactory to Lender, by no later than the second Business Day of each week or such later date as agreed to in writing by Lender in its sole discretion, a weekly cash flow forecast, which shall include a comparison of actual to forecasted numbers for preceding weeks and show Unrestricted Cash on the balance sheet, and shall be certified by a Responsible Officer of the Obligated Parties to the effect that such forecast has been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such forecast was prepared (it being understood that assumptions as to future results are inherently subject to uncertainty and contingencies, many of which are beyond the Obligated Parties’ control, and that no assurances can be given that any particular forecast will be realized), prepared on a cumulative, weekly roll forward basis through a thirteen (13) week projection period.

(m)~~(l)~~ General Information. Promptly, such other information concerning Borrowers, or any Subsidiary or Obligated Party as Lender may from time to time reasonably request.
7.02Maintenance of Existence; Conduct of Business. Borrowers will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights the failure of which to maintain would result in a Material Adverse Event. Borrowers will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices. Without limitation, Borrowers will not make (and will not permit any of the Subsidiaries to make) any material change in its credit collection policies if such change would materially impair the collectability of any account, nor will it rescind, cancel or modify any account except in the ordinary course of business.
7.03Maintenance of Properties. Borrowers will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.
7.04Taxes and Claims. Borrowers will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that no Borrower nor any Subsidiary shall be required to pay or discharge (i) any tax, levy, assessment, or governmental charge or (ii) such Lien for labor, material or supplies, which is (y) being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established or (z) where such failure to pay or discharge would not reasonably be expected to result in a Material Adverse Event.
7.05Insurance.
(a)Borrowers shall, and shall cause each of the Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar Properties in the same general areas in which Borrowers and the Subsidiaries operate, provided that in any event Borrowers will maintain and cause each of the Subsidiaries to maintain workmen’s compensation insurance, property insurance, comprehensive general liability insurance, reasonably satisfactory to Lender. Each insurance policy covering Collateral shall name Lender as loss payee and each insurance policy covering liabilities shall name Lender as additional insured, and each such insurance policy shall provide that such policy will not be cancelled or reduced without thirty (30) days prior written notice to Lender.
(b)During the continuance of an Event of Default, all proceeds of insurance shall be paid over to Lender for application to the Obligations. So long as no Event of Default is continuing, subject to Section 7.05(c), all proceeds of insurance in excess of $50,000 shall be paid over to Lender for application to the Obligations.
(c)Borrowers may apply the net proceeds of a casualty or condemnation (each a “Loss”) to the repair, restoration, or replacement of the assets suffering such Loss, so long as (i) such repair, restoration, or replacement is completed within two hundred seventy (270) days after the date of such Loss (or such longer period of time agreed to in writing by Lender),

(ii) while such repair, restoration, or replacement is underway, all of such net proceeds are on deposit with Lender in a separate deposit account over which Lender has exclusive control, and (iii) such Loss did not cause an Event of Default. If an Event of Default occurs pursuant to which Lender exercises its rights to accelerate the Obligations as provided in Section 10.02 or such repair, restoration, or replacement is not completed within two hundred seventy (270) days of the date of such Loss (or such longer period of time agreed to in writing by Lender), then Lender may immediately and without notice to any Person apply all of such net proceeds to the Obligations, regardless of any other prior agreement regarding the disposition of such net proceeds.
7.06Inspection Rights. Upon reasonable prior notice to Borrowers from Lender, and at any reasonable time and from time to time, Borrowers shall, and shall cause each of the Subsidiaries to, (a) permit representatives of Lender to examine, inspect, review, evaluate and make physical verifications and appraisals of the inventory and other Collateral in any manner and through any medium that Lender considers advisable, (b) to examine, copy, and make extracts from its books and records, (c) to visit and inspect its Properties, and (d) to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants, in each instance, at Borrowers’ expense; provided, that so long as no Default or Event of Default has occurred and is continuing such inspection rights shall be limited to no more than twice per calendar year.
7.07Keeping Books and Records. Borrowers will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.
7.08Compliance with Laws. Borrowers will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.
7.09Compliance with Agreements. Borrowers will comply, and will cause each Subsidiary to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.
7.10Further Assurances. Borrowers will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action (including promptly completing any registration or stamping of documents as may be applicable) as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Lender in the Collateral.
7.11ERISA. Borrowers will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.
7.12Depository Relationship. To induce Lender to establish the interest rates provided for in the Notes, Borrowers shall, and shall cause each of the Subsidiaries to, use Lender as its principal depository bank and Borrowers shall, and shall cause each of the Subsidiaries to, maintain Lender as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.
7.13Subsidiaries. Concurrently upon the formation or acquisition of any Subsidiary, after the date hereof (an “After-Acquired Subsidiary”), Borrowers shall cause the After-Acquired Subsidiary to deliver all of its Constituent Documents to Lender and (a) if such Subsidiary is a Domestic Subsidiary, other than an Immaterial Subsidiary, execute a Guaranty in favor of Lender and such Loan Documents as shall be required by Lender to create first priority Liens in the Priority Collateral and second priority Liens in the Term Loan Priority Collateral (in each case, subject to Liens permitted under Section 8.02) in favor of Lender in such After-Acquired Subsidiary’s assets and such other documents as Lender deems reasonably necessary in connection with such actions and execute any other amendment to this Agreement as deemed necessary by Lender and (b) execute and deliver or cause to be delivered to Lender all Security Documents, stock certificates, stock powers and other agreements and instruments as may be required by the Security Agreement or otherwise requested by Lender to ensure that Lender has a perfected Lien on all Priority Collateral held by Borrowers or any other Obligated Party with respect to such Subsidiary.
7.14Keepwell. Borrowers hereby absolutely, unconditionally and irrevocably undertake to provide such funds or other support to each Specified Obligated Party with respect to such Hedge Obligations as may be needed by such Specified Obligated Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Hedge Obligations and to cause such Specified Obligated Party to be an Eligible Contract Participant (as defined in the Commodity Exchange Act) with respect to all Hedge Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering Borrowers’ obligations and undertakings under this Section 7.14 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of Borrowers under this Section 7.14 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Borrowers intend this Section 7.14 to constitute, and this Section 7.14 shall be deemed to constitute, a Guarantee of the obligations of, and a “keepwell, support, or other agreement” (as defined in the Commodity Exchange Act) for the benefit of, each Specified Obligated Party for all purposes of the Commodity Exchange Act.
7.15Deposit Account Control Agreements. No Borrower shall maintain any deposit accounts, except with respect to which the Lender has notice, setting forth the information included for Accounts on Schedule 3.10 to the Security Agreement. Each deposit account maintained by any Borrower shall be subject to an account control agreement satisfactory in form and substance satisfactory to the Lender.
7.16~~Equity Line of Credit. On or before October 31, 2024, DDH Holdings will file a registration statement with the Securities and Exchange Commission to establish an “equity line of credit” offering with one or more institutional investors and will take all commercially reasonable efforts to cause such registration statement to be declared effective and to maintain its effectiveness and to comply with all applicable rules and regulations of the Securities and Exchange Commission and all applicable state securities “Blue Sky” laws. The net proceeds received by DDH Holdings from such offering will be applied by Borrowers, within one (1) Business Day after receipt, as a principal payment on the Notes in an amount that would cause, after giving effect to such payment, the ratio of the value of Eligible Accounts to the aggregate amount of all  Revolving Credit Advances  at such time outstanding to be not less than 1.0 to 1.0.~~Reserved.
Article VIII.
NEGATIVE COVENANTS
Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, or Lender has any Commitment hereunder, Borrower will perform and observe the following negative covenants, unless Lender shall otherwise consent in writing:

8.01Debt. No Borrower will incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt (other than Permitted Indebtedness), unless
(a)There is not then an Event of Default or Default that has occurred and is continuing;
(b)Such Debt constitutes Subordinated Debt and matures after the Maturity Date; and
(c)After giving effect to such additional Debt, such Borrower’s Debt is less than 2.5 times its EBITDA over the preceding 12 month period as reported in its most recent quarterly or annual financial statements.
8.02Limitation on Liens. No Borrower will incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, other than Permitted Liens.
8.03Mergers, Etc. No Borrower will, nor will it permit any Subsidiary to, become a party to a merger or consolidation, or any Acquisition, or wind-up, dissolve, or liquidate, including, in each case, including pursuant to a Delaware LLC Division, other than as follows:
(a)As necessary in order to effect the Redemption/Exchange Transactions; and
(b)An Immaterial Subsidiary may (i) wind-up, dissolve or liquidate if Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and not disadvantageous to Lender, (ii) merge into another Immaterial Subsidiary if such merger results in an Immaterial Subsidiary as the surviving entity, or (iii) merge into another Subsidiary if such merger results in a Subsidiary Guarantor as the surviving entity.
8.04Restricted Payments. No Borrower shall, and nor shall it allow any Subsidiary to:
(a)repurchase or redeem any class of stock or other Equity Interest other than:
(i)pursuant to employee, director or consultant repurchase plans or other similar agreements; provided, however, in each case (other than any such repurchase or redemption in the ordinary course of business in connection with an employee incentive plan or other transaction permitted by Section 8.07) the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest,
(ii)the conversion of any of its convertible securities into other securities of such Borrower pursuant to the terms of such convertible securities,
(iii)the payment of cash in lieu of fractional shares upon the conversion of any such convertible securities, not to exceed $500,000 in the aggregate,
(iv)pursuant to the Redemption/Exchange Transactions, or
(v)if both before and after giving effect to such Permitted Warrant Transaction (taken in the aggregate if consummated through a series of substantially simultaneous transactions), (x) there shall not then be an Event of Default or Default that has occurred and is continuing, and (y) each of the Financial Covenants in Article IX shall be satisfied, then a Permitted Warrant Transaction;

(c)declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except (i) that a Subsidiary may pay dividends or make distributions to any Borrower and any such Borrower may make Permitted Tax Distributions to its direct and indirect equity holders, (ii) with respect to the payment of Public Company Costs;
(d)lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $250,000 in the aggregate at any one time outstanding;
(e)waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $250,000 in the aggregate;
(f)make any payments on Subordinated Debt; or
(g)make any other any dividend or other distribution (whether in cash, securities or other Property) with respect to any capital stock or other Equity Interest of a Person, or any other payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof) (each of the foregoing Sections 8.04(a) – (f), collectively, the “Restricted Payments”), without the prior written consent of Lender.
8.05Loans and Investments. No Borrower will make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, or permit any Subsidiary to purchase, any stock, bonds, notes, debentures, or other securities of, any Person, other than Permitted Investments; provided that no Event of Default has occurred and is continuing or would occur after giving effect to such Investments.
8.06Limitation on Issuance of Equity. No Borrower will, nor will it permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of Disqualified Equity Interests.
8.07Transactions with Affiliates. No Borrower will enter into, nor will it permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of such Borrower or such Subsidiary, except (a) in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrowers or such Subsidiary, (b) the payment of management fees as permitted pursuant to Section 8.19, (c) compensation and employee benefit, incentive and severance arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees any Borrower or their respective Subsidiaries in the ordinary course of business, (d) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the governing body of Direct Digital or DDH Holdings, as applicable, (e) transactions pursuant to the Tax Receivable Agreement, (f) transactions pursuant to the Redemption/Exchange Transactions, and (g) Borrower’s repurchase of warrants in connection with a Permitted Warrant Transaction, provided that the repurchase is upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrowers or any Subsidiary.
8.08Disposition of Assets. Except as permitted by Section 8.06, no Borrower will sell, lease, assign, transfer, or otherwise dispose of any of its assets, or permit any Subsidiary to do so with any of its assets, except (a) dispositions of inventory in the ordinary course of business, (b) dispositions, for fair value, of worn-out and obsolete equipment not necessary or useful to the conduct of business, or (c) for the avoidance of doubt, pursuant to the Redemption/Exchange Transactions.
8.09Sale and Leaseback. No Borrower will enter into, nor will it permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.
8.10Nature of Business. No Borrower will, nor will it permit any Subsidiary to, engage in any business other than the businesses in which they are engaged as of the date hereof and businesses reasonably related thereto and logical extensions thereof.
8.11Environmental Protection. No Borrower will, nor will it permit any Subsidiary to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrowers or any Subsidiary would be responsible.
8.12Accounting. No Borrower will, nor will it permit any Subsidiary to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Lender, or (b) in tax reporting treatment, except as required by law and disclosed to Lender.
8.13No Negative Pledge. No Borrower will, nor will it permit any Subsidiary to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement, any Loan Document, or the Term Loan Documents, which directly or indirectly prohibits any Borrower or any Subsidiary from creating or incurring a Lien on any of its assets.
8.14Subsidiaries. No Borrower will, directly or indirectly, form or acquire any Subsidiary unless such Subsidiary complies with the requirements of Section 7.13.
8.15Hedge Agreements. No Borrower will, nor shall it permit any Subsidiary to, enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which Borrowers or any Subsidiary have actual exposure (other than those in respect of Equity Interests or any Term Loan Debt) which have terms and conditions reasonably acceptable to Lender, and (b) other Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any Debt of Borrowers or any Subsidiary which have terms and conditions reasonably acceptable to Lender.
8.16OFAC. No Borrower will, nor shall it permit any Subsidiary to, fail to comply with the laws, regulations and executive orders referred to in Sections 6.19 and 6.20. No Borrower shall, directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity of Sanctions.
8.17Payments under Term Loan Agreement. No Borrower will, nor will it permit any Subsidiary to, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Term Loan Debt not otherwise permitted under the terms of the Intercreditor Agreement.
Article IX.
FINANCIAL COVENANTS
Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, or Lender has any Commitment hereunder, such Borrower will, at all times, observe and perform the following financial covenants, unless Lender shall otherwise consent in writing.
9.01Fixed Charge Coverage Ratio. Borrowers will maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00, beginning with the fiscal quarter of Borrowers ending June 30, 2023 through and including March 31, 2024. Beginning with the fiscal quarter of Borrowers ending ~~June~~September 30, 2025 and thereafter, Borrowers will maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00. This ratio shall be calculated at the end of each fiscal quarter of Borrowers using the results of the twelve-month period ending with such fiscal quarter end.
9.02Total Funded Debt to EBITDA Ratio. Borrowers will maintain a Total Funded Debt to EBITDA Ratio not to exceed the ratios set forth in the following table:

June 30, 2023 and the last day of each fiscal quarter through and including December 31, 2023	3.50:1.00
March 31, 2024	3.25:1:00
June 30, 2024 and the last day of each fiscal quarter through and including June 30, 2025	n/a
September 30, 2025	4:25:1.00
This ratio shall be calculated at the end of each fiscal quarter of Borrowers using the results of the twelve-month period ending with such fiscal quarter end.
9.03~~Liquid Assets~~Minimum Unrestricted Cash. Borrower and the other Obligated Parties will maintain Unrestricted Cash on the balance sheet of not less than $750,000.00 at all times, measured on a weekly basis.
~~. Borrowers and the Subsidiaries, on a Consolidated Basis, shall maintain minimum Liquid Assets at all times in one or more accounts held with Lender plus Revolving Credit Availability (a) for the fiscal quarters ending September 30, 2024 and December 31, 2024, in the amount of $1,500,000, and (b) beginning with the fiscal quarter ending March 31, 2025 and thereafter, in the amount of $2,000,000.~~
~~9.04 Minimum EBITDA. Borrowers shall maintain EBITDA, as at the last day of each of the following twelve-month periods, of not less than (a) $5,000,000 for the twelve-month period ending September 30, 2024, (b) $3,500,000 for the twelve-month period ending December 31, 2024, (c) $5,500,000 for the twelve-month period ending March 31, 2025, and (d) $7,500,000 for the twelve-month period ending June 30, 2025.~~

Article X.
DEFAULT
10.01Events of Default. Each of the following shall be deemed an “Event of Default”:
(a)Borrowers shall fail to pay the Obligations, or any part thereof shall not be paid when due or declared due and, other than with respect to payments of principal, such failure shall continue unremedied for three (3) days after such payment became due.
(b)Borrowers shall breach any provision of Section 7.01, Article VIII or Article IX of this Agreement.
(c)Any representation or warranty made or deemed made by any Borrower, any other Obligated Party or any Pledgor (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made.
(d)Any Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Section 10.01(a) and (b) above), and such failure continues for more than thirty (30) days following the date such failure first began.
(e)Any Borrower, any Subsidiary, any Obligated Party or any Pledgor shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.
(f)Any Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt in excess of $250,000 (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.
(g)This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrowers, any Subsidiary, any Obligated Party, any Pledgor or any of their respective shareholders, or Borrowers, any Obligated Party or any Pledgor shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any Priority Collateral or a valid, a second priority perfected security interest in and lien upon the Term Loan Priority Collateral or any other

Collateral purported to be covered thereby; provided that, Borrowers shall have fifteen (15) days to have this Agreement or any other Loan Document reinstated, or to have any such security interest perfected.
(h)Any of the following events shall occur or exist with respect to Borrowers: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Lender subject Borrowers to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate could reasonably be expected to result in a Material Adverse Event.
(i)If a Guarantor or any other Obligated Party is a corporation, partnership or other entity, such Person shall be the subject of a bankruptcy or receivership proceeding or shall have dissolved, liquidated or otherwise ceased doing business.
(j)Any Borrower, any of the Subsidiaries, or any Obligated Party, or any of their material properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within sixty (60) days from the date of entry thereof.
(k)A Change in Control shall occur.
(l)An involuntary proceeding shall be commenced against any Borrower, any Subsidiary, any Obligated Party or any Pledgor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.
(m)Any Borrower, any Subsidiary or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) against any of its assets or properties.
(n)A final judgment or judgments for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate shall be rendered by a court or courts against any Borrower, any of the Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and such Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(o)An Event of Default (as defined in the Term Loan Agreement) under the Term Loan Documents shall occur and be continuing.
10.02Remedies Upon Default. If any Event of Default shall occur and be continuing, Lender may without notice terminate the Commitment and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are, to the maximum extent permitted by law, hereby expressly waived by Borrowers; provided, however, that upon the occurrence of an Event of Default under Section 10.01(e) or Section 10.01(l), and so long as continuing, the Commitment shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are, to the maximum extent permitted by law, hereby expressly waived by Borrowers. If any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.
10.03Performance by Lender. If Borrowers shall fail to perform any covenant or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant or agreement on behalf of Borrowers. In such event, Borrowers shall, at the request of Lender, promptly pay any amount reasonably expended by Lender in connection with such performance or attempted performance to Lender, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrowers under this Agreement or any other Loan Document.
10.04Equity Cure. Notwithstanding the foregoing, and subject to the last sentence of this Section 10.04, the Borrowers may cure (and shall be deemed to have cured) (any such cure, an “Equity Cure”) an Event of Default arising out of a breach of any of the financial covenants set forth in Sections 9.01~~,~~ or 9.02 ~~or 9.03~~ (the “Specified Financial Covenants”) if (i) the Borrowers receive, within 10 Business Days after the date on which the Specified Financial Covenants are first required to be tested pursuant to the terms hereof, cash proceeds in an amount which, if treated as income for the preceding fiscal quarter, would result in compliance with such Specified Financial Covenants, and (ii) Lender receives written notice from the Borrowers that such payment has been made and that it is to be deemed an Equity Cure hereunder. Upon any Equity Cure of a Specified Financial Covenant, any Event of Default that occurred and is continuing from a breach of such Specified Financial Covenant shall be deemed cured with no further action required by Lender. An Equity Cure may not be used to cure an Event of Default more than twice in any calendar year (or be in an aggregate amount of such cash proceeds in any calendar year of more than $2,000,000), or more than four times during the term of this Agreement (including any extension thereof), or be in an amount greater than necessary to cure the Specified Financial Covenants.
10.05Cash Collateral. If any Event of Default shall occur and be continuing or the Maturity Date shall have occurred, Borrowers shall, if requested by Lender, immediately deposit with and pledge to Lender cash or cash equivalent investments in an amount equal to the outstanding Letter of Credit Liabilities as security for the Obligations.

Article XI.
MISCELLANEOUS
11.01Expenses. Each Borrower hereby agrees, jointly and severally, to pay on demand: (a) all reasonable and documented costs and out-of-pocket expenses of Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of outside legal counsel, advisors, consultants, and auditors for Lender; (b) all costs and expenses of Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of legal counsel, advisors, consultants, and auditors for Lender; (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (d) all reasonable and documented costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (e) all other reasonable and documented costs and expenses incurred by Lender in connection with (i) this Agreement or any other Loan Document, (ii) the servicing and administration of the Obligations, (iii) any litigation, dispute, suit, proceeding or action arising from or related to the Obligations or any Loan Document, or (iv) the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrowers. Each Borrower authorizes Lender, at its sole option, to (i) cause a Revolving Credit Advance on or after the date of this Agreement, (ii) debit any other Borrower account with Lender, or (iii) make demand upon Borrowers, for payment of all reasonable attorneys’ fees and out-of-pocket expenses incurred by Lender in connection with the negotiation and documentation of this Agreement and the other Loan Documents by counsel retained by Lender, which attorney’s fees and expenses become due through the date of this Agreement and/or after the date of this Agreement.
11.02INDEMNIFICATION. EACH BORROWER SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “INDEMNIFIED PARTIES” AND INDIVIDUALLY AN “INDEMNIFIED PARTY”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) ANY OF THE LOAN DOCUMENTS INCLUDING THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (b) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (c) ANY BREACH BY ANY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (d) ANY ACTION TAKEN OR NOT TAKEN BY LENDER (OR ANY TRUSTEE UNDER ANY SECURITY INSTRUMENT) THAT IS ALLOWED OR PERMITTED UNDER ANY OF THE LOAN DOCUMENTS, INCLUDING THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, OR OTHER RIGHT, REMEDY, OR RECOURSE CREATED OR AFFORDED BY THE LOAN DOCUMENTS OR AT LAW OR IN EQUITY, (e) ANY DISPUTE AMONG OR BETWEEN ANY OF THE OBLIGATED PARTIES OR BETWEEN OR AMONG ANY PARTNERS, VENTURERS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, MANAGERS, TRUSTEES, OR OTHER

RESPONSIBLE PARTIES OF BORROWERS, (f) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWERS OR ANY OF THE SUBSIDIARIES OR ANY OTHER OBLIGATED PARTY, (g) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT, (h) ANY AND ALL TAXES (OTHER THAN EXCLUDED TAXES), LEVIES, DEDUCTIONS, OR CHARGES IMPOSED ON LENDER OR ANY OF LENDER’S CORRESPONDENTS IN RESPECT OF ANY LETTER OF CREDIT, OR (i) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING INCLUDING THOSE BROUGHT OR INITIATED BY. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE STRICT LIABILITY, SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES; PROVIDED, HOWEVER, THAT THE INDEMNITY SET FORTH IN THIS SECTION 11.02 WILL NOT APPLY TO CLAIMS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER OR ANY OF ITS OFFICERS, EMPLOYEES, AGENTS, ADVISORS, OR REPRESENTATIVES, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN FINAL AND NON APPEALABLE JUDGMENT.
LENDER MAY EMPLOY AN ATTORNEY OR ATTORNEYS OF ITS OWN CHOOSING TO PROTECT OR ENFORCE ITS RIGHTS, REMEDIES, AND RECOURSES, AND TO ADVISE AND DEFEND THE INDEMNIFIED PARTIES WITH RESPECT TO THOSE ACTIONS AND OTHER MATTERS. EACH BORROWER SHALL REIMBURSE LENDER FOR THE ATTORNEYS’ REASONABLE FEES AND OUT-OF-POCKET EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS AND/OR CONSULTANTS) OF THE INDEMNIFIED PARTIES IMMEDIATELY ON RECEIPT OF WRITTEN DEMAND FROM LENDER, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY LENDER OR ANY OF THE OTHER THE INDEMNIFIED PARTIES. ANY PAYMENTS NOT MADE WITHIN TEN (10) DAYS AFTER WRITTEN DEMAND FROM LENDER SHALL BEAR INTEREST AT THE DEFAULT INTEREST RATE FROM THE DATE OF THAT DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 11.02 SHALL SURVIVE REPAYMENT AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF ANY LIENS SECURING THE OBLIGATIONS, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE), THE TRANSFER BY ANY BORROWER OF ANY OF ITS RIGHTS, TITLE, AND INTERESTS IN OR TO ANY COLLATERAL SECURING THE OBLIGATIONS, AND THE EXERCISE BY LENDER OF ANY OR ALL REMEDIES SET FORTH IN ANY LOAN DOCUMENT. NOTWITHSTANDING THE FOREGOING THIS SECTION 11.02 SHALL NOT APPLY WITH RESPECT TO EXCLUDED TAXES OR TO ANY OTHER TAXES (OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.
11.03Limitation of Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and, to the maximum extent permitted by law, each Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by such Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. To the maximum extent permitted by law, each Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
11.04No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrowers or any of Borrowers’ shareholders or any other Person.
11.05Lender Not Fiduciary. The relationship between Borrowers and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrowers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrowers and Lender to be other than that of debtor and creditor.
11.06Equitable Relief. Borrowers recognizes that in the event Borrowers fail to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Borrowers therefore agree that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
11.07No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.
11.08Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns, except that Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.
11.09Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrowers hereunder, the obligations of Borrowers under Sections 11.01 and 11.02 shall survive repayment of the Notes and termination of the Commitment.
11.10ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE

CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which Borrowers are parties may be amended or waived only by an instrument in writing signed by the parties hereto.
11.11Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or subject to the last sentence hereof electronic mail address specified for notices below the signatures hereon or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (i) actual receipt by the intended recipient or (ii) (A) if delivered by hand or courier, when signed for by the designated recipient; (B) if delivered by mail, four (4) Business Days after deposit in the mail, postage prepaid; (C) if delivered by facsimile when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of the last sentence below) when delivered; provided, however, that notices and other communications pursuant to Article II shall not be effective until actually received by Lender. Electronic mail and intranet websites may be used only to distribute only routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto and may not be used for any other purpose.
11.12Governing Law; Venue; Service of Process. THIS AGREEMENT AND ANY CONTROVERSY, DISPUTE, CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, ANY BREACH THEREOF, THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY OTHER DISPUTE BETWEEN OR AMONG LENDER AND ANY OF THE OBLIGATED PARTIES (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW. IF, FOR ANY REASON, A COURT OF COMPETENT JURISDICTION DETERMINES THAT TEXAS LAW SHOULD NOT APPLY TO THE PROVISIONS OF THE LOAN DOCUMENTS PERTAINING TO THE CREATION, PERFECTION, ENFORCEMENT, OR VALIDITY OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE APPLICABLE LOAN DOCUMENTS, THEN SUCH PROVISIONS (BUT ONLY THOSE PROVISIONS) SHALL BE GOVERNED BY, CONSTRUED, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE APPLICABLE COLLATERAL IS LOCATED. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IS PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTS, CONDUCT, OR OMISSIONS OF LENDER OR ANY OF ITS AGENTS, SUCCESSORS OR ASSIGNS OR OF ANY OF THE OBLIGATED PARTIES IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS. EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND

(C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES REFERENCED IN SECTION 11.11 HEREOF.
11.13Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed signature page of this Agreement and all other documents executed in connection with the Loan by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.
11.14Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.
11.15Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
11.16Participations, Etc. Lender shall have the right at any time and from time to time to grant participations in, and sell and transfer, the Obligations and any Loan Documents; provided, that so long as no Default or Event of Default has occurred and is continuing, the Borrowers shall have the right to consent to any such sale or transfer of the Obligations. Each actual or proposed participant or assignee, as the case may be, shall be entitled to receive all information received by Lender regarding Borrowers and the Subsidiaries, including, without limitation, information required to be disclosed to a participant or assignee pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not).
11.17Construction. Borrowers and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrowers and Lender.
11.18Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.
11.19WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES

THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.19.
11.20Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrowers and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrowers and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of any Note and/or any and all indebtedness paid or payable by Borrowers to Lender pursuant to any Loan Document other than any Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (iii) Borrowers will have paid or Lender will have received by reason of any voluntary prepayment by Borrowers of any Note and/or the Related Indebtedness, then it is Borrowers’ and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrowers), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note has been paid in full before the end of the stated term of any such Note, then Borrowers and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrowers that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrowers and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrowers to Lender. Borrowers hereby agree that as a condition precedent to any claim seeking usury penalties against Lender, Borrowers will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrowers or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrowers to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

11.21Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on any such Note and/or any other portion of the Obligations, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrowers as provided by applicable law now or hereafter in effect.
11.22USA Patriot Act Notice. Lender hereby notifies Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the names and addresses of Borrowers and other information that will allow Lender to identify Borrowers in accordance with the Patriot Act. Borrowers shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. Lender will require the legal entity to provide identifying information about each beneficial owner and/or individuals who have significant responsibility to control, manage or direct the legal entity.
11.23Confidentiality. LENDER ACKNOWLEDGES THAT INFORMATION RECEIVED FROM ANY BORROWER RELATING TO SUCH BORROWER OR ANY SUBSIDIARY OR THEIR BUSINESSES OR THE COLLATERAL FURNISHED TO SUCH PERSON PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING SUCH BORROWER, ITS SUBSIDIARIES AND ITS OTHER AFFILIATES AND THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY BORROWER PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS, THEIR SUBSIDIARIES AND THEIR OTHER AFFILIATES AND THEIR RESPECTIVE SECURITIES. ACCORDINGLY, LENDER REPRESENTS TO THE BORROWER THAT SUCH PERSON HAS IDENTIFIED A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
11.24Intercreditor Legend. Anything herein to the contrary notwithstanding, the Liens and security interests securing the obligations evidenced by this agreement, the exercise of any right or remedy with respect hereto and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement, dated as July 7, 2023 (as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Lafayette Square Loan Servicing, LLC (in its capacity as agent for the LS Facility Lenders and together with its successors and assigns, the “LS Facility Agent”), for and on behalf of the LS Facility Creditors and each other LS Facility Claimholder (each as defined in the Intercreditor Agreement) from time to time, and East West Bank, acting on behalf of each A/R Facility Claimholder (each as defined in the

Intercreditor Agreement). In the event of any conflict between the terms of the Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreement shall govern and control.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows.]

ANNEX B
[Attached]

EXHIBIT B
COMPLIANCE CERTIFICATE
FOR QUARTER ENDED    (THE “SUBJECT QUARTER”)
BANK:    EAST WEST BANK
BORROWERS:    Direct Digital Holdings, Inc., a Delaware corporation (“DDH Holdings”), Direct Digital Holdings, LLC, a Texas limited liability company (“Direct Digital”), Colossus Media, LLC, a Delaware limited liability company (“Colossus”), Huddled Masses LLC, a Delaware limited liability company (“HM”) and Orange142, LLC, a Delaware limited liability company (“Orange” and together with DDH Holdings, Direct Digital, Colossus and HM “Borrowers” and each individually a “Borrower”)
This Certificate is delivered under the Credit Agreement (the “Agreement”) dated as of July 7, 2023, by and among Borrowers and Bank as such may have been amended, supplemented or replaced. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. On behalf of Borrowers, the undersigned certifies to Bank on the date hereof that (a) no Default or Event of Default has occurred and is continuing, (b) all representations and warranties of Borrowers contained in the Agreement and in the other Loan Documents are true and correct in all material respects, and (c) the information set forth below hereto is true and correct as of the last day of the Subject Quarter:
DESCRIPTION OF COVENANT
(1)Fixed Charge Coverage Ratio of not less than
1.25 to 1.0 (Section 9.01 of Agreement)    to 1.0
For the avoidance of doubt, the Fixed Charge Coverage Ratio shall not be considered during the fiscal quarter periods beginning with the fiscal quarter ending June 30, 2024 through and including the fiscal quarter ending June 30, 2025.
(2)Total Funded Debt to EBITDA Ratio of not greater than (Section 9.02 of
Agreement):     to 1.0

June 30, 2023 and the last day of each fiscal quarter through and including December 31, 2023	3.50:1.00
March 31, 2024	3.25:1:00
June 30, 2024 and the last day of each fiscal quarter through and including June 30, 2025	n/a
September 30, 2025	4.25:1.00

(3)Revolving Credit Availability. Ratio of the value of Eligible Accounts to the aggregate amount of all Revolving Credit Advances.
Not be less than (a) 1.0 to 1.0 as of the calendar months ending November 30, 2024 and December 31, 2024, (b) 1.50 to 1.0 as of the calendar months ending January 31, 2025, February 28, 2025 and March 31, 2025, and (c) 2.0 to 1.0 as of April 15, 2025 and at all times thereafter.

(Section 2.01(a) of Agreement)    ____ to 1.0

BORROWERS:
DIRECT DIGITAL HOLDINGS, INC.
By:
Name:
Title:
DIRECT DIGITAL HOLDINGS, LLC
By:
Name:
Title:
COLOSSUS MEDIA, LLC
By:
Name:
Title:
HUDDLED MASSES LLC
By:
Name:
Title:
ORANGE142, LLC
By:
Name:

Title: